  As filed with the Securities and Exchange Commission on July 15, 1998

                                                Registration No. 333-56635
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           TELE-COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                             84-1260157
(State or other jurisdiction                                  (IRS Employer
     of incorporation or                                   Identification No.)
        organization)

                               Terrace Tower II
                               5619 DTC Parkway
                        Englewood, Colorado 80111-3000
                                (303) 267-5500
              (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

   Stephen M. Brett, Esq.                                  Copy to: Elizabeth
  Tele-Communications, Inc.                                M. Markowski, Esq.
      Terrace Tower II                                       Baker & Botts,
      5619 DTC Parkway                                           L.L.P.
 Englewood, Colorado 80111-                               599 Lexington Avenue
            3000                                           New York, New York
       (303) 267-5500                                          10022-6030
  (Name, address, including
   zip code, and telephone
           number,
   including area code, of
     agent for service)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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
                                           PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                       AGGREGATE      PROPOSED MAXIMUM    AMOUNT OF
    SECURITIES TO BE      AGGREGATE AMOUNT  OFFERING PRICE  AGGREGATE OFFERING  REGISTRATION
       REGISTERED         TO BE REGISTERED     PER UNIT        PRICE(1)(2)          FEE
---------------------------------------------------------------------------------------------
Debt Securities........
Series Preferred Stock,
 par value $.01 per
 share.................
Depositary Shares(5)...                                     $1,500,000,000(3)  $442,500(3)(4)
Tele-Communications,
 Inc. Series A TCI Group
 Common Stock, par value
 $1.00 per share(6)....         (4)              (4)
Tele-Communications,
 Inc. Series A Liberty
 Media
 Group Common Stock, par
 value $1.00 per
 share(6)..............                                     $1,000,000,000(3)           $0(3)
Tele-Communications,
 Inc. Series A TCI
 Ventures
 Group Common Stock, par
 value $1.00 per
 share(6)..............

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(1) In United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(2) Such amount includes (i) the principal amount of any Debt Securities issued at their principal amount and the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, (ii) the initial offering price of shares of Series Preferred Stock, par value $.01 per share ("Series Preferred Stock"), and (iii) the initial offering price for shares of any of the following series of Common Stock, par value $1.00 per share, of Tele-Communications, Inc. ("Common Stock"): Tele-Communications, Inc. Series A TCI Group Common Stock, Tele-Communications, Inc. Series A Liberty Media Group Common Stock, and Tele-Communications, Inc. Series A TCI Ventures Group Common Stock. No separate consideration will be received for shares of Common Stock that are issuable upon conversion of Debt Securities or Series Preferred Stock that are convertible into Common Stock. In no event will the aggregate initial offering price of all securities registered hereby (the "Offered Securities") exceed $2.5 billion. Such Offered Securities may be sold from time to time separately or in any combination of units.
(3) Offered Securities having a maximum aggregate initial offering price of $2.5 billion are registered hereby. On February 7, 1996, the registrant paid a filing fee of $344,827.59 in connection with the filing of Registration No. 333-00765, which filing registered $1 billion in maximum aggregate initial offering price of Debt Securities, Series Preferred Stock, Depositary Shares and Series A TCI Group Common Stock (collectively, the "Previously Registered Securities") to which the prospectus included herein relates in part. As of the date of the filing of this registration statement, none of the Previously Registered Securities were sold. Pursuant to Rule 429 of the Securities Act, the registrant (i) is applying the $344,827.59 paid in connection with the prior registration of $1 billion in maximum aggregate initial offering price of Previously Registered Securities to the registration of $1 billion in maximum aggregate initial offering price of Offered Securities and (ii) is paying the $442,500 registration fee associated with $1.5 billion in maximum aggregate initial offering price of Offered Securities, calculated pursuant to Rule 457(o) of the Securities Act.
(4) The aggregate amount to be registered and the aggregate offering price per unit have been omitted pursuant to General Instruction II.D. of Form S-3. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(5) There are being registered an indeterminate number of Depositary Shares as may be issued, from time to time, if the registrant elects to offer fractional interests in shares of any Series Preferred Stock.
(6) Includes such presently indeterminate number of shares which may be (a) issuable from time to time, (b) issuable from time to time upon conversion of the Debt Securities and Series Preferred Stock registered hereunder and
    (c) necessary to adjust the number of shares from time to time reserved for issuance upon such conversion in accordance with the anti-dilution provisions of the Debt Securities or Series Preferred Stock, respectively, as a result of a stock split, stock dividend or other adjustment to or change in the outstanding shares of Common Stock.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

  Pursuant to Rule 429 of the Securities Act, the prospectus included herein also relates to the registrant's registration statement on Form S-3, Registration No. 333-00765.
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


PROSPECTUS
                           TELE-COMMUNICATIONS, INC.
                                DEBT SECURITIES
                            SERIES PREFERRED STOCK
                               DEPOSITARY SHARES
                        SERIES A TCI GROUP COMMON STOCK
                   SERIES A LIBERTY MEDIA GROUP COMMON STOCK
                   SERIES A TCI VENTURES GROUP COMMON STOCK

  Tele-Communications, Inc. (the "Company" or "TCI") from time to time may offer (i) debentures, notes, bonds or other evidences of indebtedness of the Company ("Debt Securities"), (ii) shares of the Company's Series Preferred Stock, par value $.01 per share ("Series Preferred Stock"), which may be issued in the form of depositary shares ("Depositary Shares") evidencing depositary receipts, and (iii) shares of Tele-Communications, Inc. Common Stock, par value $1.00 per share ("Common Stock") in any of the following series: Tele-Communications, Inc. Series A TCI Group Common Stock, Tele-Communications, Inc. Series A Liberty Media Group Common Stock or Tele-Communications, Inc. Series A TCI Ventures Group Common Stock. (Debt Securities, Series Preferred Stock, Depositary Shares and Common Stock in respect of which this Prospectus is being delivered are collectively referred to as the "Offered Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed $2.5 billion (or the equivalent thereof denominated in one or more foreign currencies, foreign currency units or composite currencies) at prices and on terms to be determined at or prior to the time of sale and to be set forth in supplements to this Prospectus.

  Debt Securities may be offered as convertible or exchangeable Debt Securities which will be convertible as specified in an accompanying supplement to this Prospectus (a "Prospectus Supplement") into shares of Common Stock or exchangeable as specified in a Prospectus Supplement into other securities (whether or not issued by, or the obligation of, the Company) or a combination of cash, other securities and/or property. Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount and, if issued, certain terms thereof will be set forth in a Prospectus Supplement. Debt Securities may be issued in registered form without coupons attached ("Registered Debt Securities"), in bearer form with or without coupons attached ("Bearer Debt Securities") and in the form of one or more global securities ("Global Securities"). See "Description of Debt Securities." Bearer Debt Securities will be offered only to non-United States persons (subject to certain exceptions) and to branches, located outside the United States, of certain United States financial institutions. See "Description of Debt Securities-- Limitations on Issuance of Bearer Debt Securities." Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and set forth in a Prospectus Supplement. Series Preferred Stock may be issued as a series of convertible Series Preferred Stock which, unless previously redeemed or otherwise purchased, will be convertible at any time during the conversion period specified in a Prospectus Supplement into shares of Common Stock. Series Preferred Stock may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and set forth in a Prospectus Supplement. See "Description of Series Preferred Stock." If the Company elects to issue fractional interests in shares of a series of Series Preferred Stock, such fractional interests will be represented by depositary receipts evidencing Depositary Shares, each equivalent to a fractional interest in a share of such series of Series Preferred Stock. See "Description of Depositary Shares." Shares of Common Stock may be offered in amounts, at market prices prevailing at the time of sale or at prices and on terms to be determined at or prior to the time of sale and set forth in a Prospectus Supplement. See "Description of Capital Stock--Common Stock."

  Certain terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement. In the case of Debt Securities, the Prospectus Supplement will include, where applicable, the specific designation (including whether senior, senior subordinated or subordinated and whether convertible or exchangeable), aggregate principal amount, maturity (which may be fixed or extendible), interest rate or rates (which may be fixed or variable), if any, and time of payment of interest, if any, authorized denominations, currency or currencies in which principal, premium, if any, and interest are payable, any terms relating to the conversion or exchange of convertible or exchangeable Debt Securities (including the conversion or exchange rate or the conversion or exchange price (together with any adjustments thereto) and the period during which such Offered Securities may be converted or exchanged), any terms for a sinking fund or for redemption, purchase or exchange at the option of the Company or the holder (including the form or method of payment, which may include cash, Debt Securities of another series or other forms of consideration), any covenants or events of default that are in addition to or different from those described herein, the designation and qualification of any trustee with respect to the Debt Securities, other specific terms of the Debt Securities and the terms of the offer and sale thereof. In the case of a series of Series Preferred Stock, the Prospectus Supplement will include the designation, the number of shares being offered, the initial public offering price, any redemption provisions, any conversion or exchange rights, the liquidation preference per share, the dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, and the terms of the offering and sale thereof. In the case of Depositary Shares, the Prospectus Supplement will include the designation of the series of Series Preferred Stock represented thereby, the fraction of a share of such Series Preferred Stock represented by each Depositary Share, the number of Depositary Shares offered, the name of the depositary and the terms of the offering and sale thereof. In the case of Common Stock, the Prospectus Supplement will include the number of shares being offered, the initial public offering price and terms of the offering and sale thereof.

  The Company may sell Offered Securities to or through underwriters or dealers designated from time to time, which may be a group of underwriters represented by one or more managing underwriters. In addition, the Offered Securities may be sold directly by the Company to other purchasers or through agents. See "Plan of Distribution." The names of any such underwriters, dealers, managing underwriters, purchasers, or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the amounts, if any, to be purchased by such persons, the purchase price of the Offered Securities sold, the proceeds to the Company from such sale, and the compensation, if any, of such underwriters, dealers, managing underwriters, purchasers or agents will be set forth in the Prospectus Supplement. The Company reserves the sole right to accept and, together with its agents, from time to time, to reject in whole or in part any proposed purchase of the Offered Securities to be made directly or through agents. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.

  This Prospectus may not be used to consummate sales unless accompanied by the Prospectus Supplement applicable to the Offered Securities being sold.

                                ---------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON THE  ACCURACY  OR ADEQUACY  OF  THIS PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

              The date of this Prospectus is July 15, 1998.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement on Form S-3 (Registration No. 333-56635) (together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities, Series Preferred Stock, Depositary Shares and Common Stock that may be offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Debt Securities, Series Preferred Stock, Depositary Shares and Common Stock that may be offered hereby, reference is made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information filed with the Commission under the Exchange Act by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission by the Company (File No. 0-20421) and are hereby incorporated into this Prospectus by reference and made a part hereof:

  1.The Annual Report on Form 10-K of the Company for the year ended December 31, 1997.

  2.The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 1998.

  3.The Current Reports on Form 8-K of the Company dated February 25, 1998, March 6, 1998 (as amended on Form 8-K/A (Amendment No. 2)) and July 1, 1998.

  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents which this Prospectus incorporates). Such requests should be addressed to Stephen M. Brett, Esq., Executive Vice President, Secretary and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500.

                                  THE COMPANY

  The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and in the provision of satellite-delivered programming services to various distribution media, principally cable television systems. Based on the number of subscribers at March 31, 1998, the Company is one of the largest providers of basic cable television services in the United States. The Company also has investments in cable and telecommunications operations and television programming in certain international markets as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. The Company is a Delaware corporation and was incorporated in 1994. TCI Communications, Inc., a wholly owned subsidiary of the Company, and its predecessors have been engaged in the cable television business since the early 1950's.

  The executive offices of the Company are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. Unless the context indicates otherwise, as used in this Prospectus the "Company" means Tele-Communications, Inc. and its consolidated subsidiaries.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Securities, together with internally generated funds, may be used (i) to repay, redeem or repurchase outstanding indebtedness of the Company, (ii) for general operations of the Company, including acquisitions, capital expenditures and working capital requirements or (iii) for such other purposes as may be specified in the related Prospectus Supplement. All or a portion of such proceeds may be advanced to affiliates of the Company in the form of loans or as a contribution to capital.

   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was 1.46, 1.19 and 1.23 for the years ended December 31, 1996, 1994 and 1993, respectively, and 2.83 for the three months ended March 31, 1998. The ratio of earnings to combined fixed charges and preferred stock dividends of the Company was less than 1.00 for the years ended December 31, 1997 and 1995, and for the three months ended March 31, 1997; thus, earnings available for combined fixed charges were inadequate to cover combined fixed charges and preferred stock dividends for such periods. The amounts of the coverage deficiencies were $158 million and $217 million for the years ended December 31, 1997 and 1995, respectively, and $73 million for the three months ended March 31, 1997. For the ratio calculations, earnings available for fixed charges and preferred stock dividends consists of earnings (losses) before income taxes plus fixed charges (minus capitalized interest and preferred stock dividend requirements of the Company), distributions from and losses of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates) and minority interests in earnings (losses) of consolidated subsidiaries. Combined fixed charges and preferred stock dividends consist of (i) interest (including capitalized interest) on debt, including interest related to debt guaranteed by the Company of less than 50%-owned affiliates where the investment in such affiliates results in the recognition of a loss, (ii) the Company's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), (iv) amortization of debt expense, (v) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represents the amount of pretax earnings that would be required to cover preferred stock dividend requirements of consolidated subsidiaries, (vi) that portion of minority interests in earnings (losses) of consolidated subsidiaries that represents dividend requirements on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities of a subsidiary, and (vii) the amount of pretax earnings that would be required to cover preferred stock dividend requirements of the Company. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain unaffiliated entities in which it has an interest. Fixed charges of $19 million, $8 million, $8 million, $6 million and $14 million relating to such guarantees for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively, and fixed charges of $6 million and $5 million relating to such guarantees for the three months ended March 31, 1998 and 1997, respectively, have not been included in fixed charges because the investment in such entities does not result in the recognition of a loss and it is not probable that the Company will be required to honor the guarantee.

                           HOLDING COMPANY STRUCTURE

  The Company is a holding company and its assets consist almost entirely of investments in its subsidiaries. As a holding company, the Company's ability to meet its financial obligations, including any obligation to pay dividend, interest, principal or other payments with respect to Offered Securities, is dependent on the earnings of, or other funds available to, such subsidiaries and the distribution or other payment of such earnings or other funds to the Company in the form of dividends, loans or other advances, payment or reimbursement of management fees and expenses and repayment of loans and advances from the Company. The Company's subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any Offered Securities or to make any funds available therefor, whether by dividends, loans or other payments. The payment of dividends or the making of loans and advances to the Company by its subsidiaries may be subject to statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Further, certain of the Company's subsidiaries are subject to loan agreements that prohibit or limit the transfer of funds by such subsidiaries to the Company in the form of loans, advances or dividends and require that such subsidiaries' indebtedness to the Company be subordinate to the indebtedness under such loan agreements. The amount of net assets of subsidiaries subject to such restrictions exceeds the Company's consolidated net assets.

  Moreover, almost all of the consolidated liabilities of the Company have been incurred by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of any Offered Securities, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary that is senior to that held by the Company). At March 31, 1998, the Company's subsidiaries had total Debt (as defined in "Description of Debt Securities--General") of approximately $15.4 billion (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness owed to the Company).

                        DESCRIPTION OF DEBT SECURITIES

  The Company may offer Debt Securities consisting of Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities, any of which Debt Securities may be issued as convertible or exchangeable Debt Securities, or any combination of the foregoing. The Debt Securities will represent unsecured general obligations of the Company. The Senior Debt Securities will be senior to all subordinated indebtedness of the Company, and pari passu (equally and ratably) with other unsecured, unsubordinated indebtedness of the Company. The Senior Subordinated Debt Securities will be subordinate in right of payment to certain other debt obligations of the Company, pari passu with certain other senior subordinated indebtedness of the Company and senior to certain other subordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinate in right of payment to certain other debt obligations of the Company and pari passu with certain other subordinated indebtedness of the Company. At March 31, 1998, the Company had no Debt (as defined in "Description of Debt Securities--General") (excluding indebtedness to subsidiaries). The Company is a holding company and substantially all of the consolidated liabilities of the Company have been incurred by its subsidiaries. At March 31, 1998, the Company's subsidiaries had total Debt of approximately $15.4 billion (including guarantees of indebtedness of others and the unaccreted portion of indebtedness issued at a discount, but excluding indebtedness owed to the Company). At that date, the Company's subsidiaries also had an aggregate of approximately $2.8 billion in undrawn lines of credit (excluding amounts related to lines of credit which provide availability to support commercial paper). The Debt Securities will be effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. See "Holding Company Structure."

  The Senior Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") (the "Senior Indenture"); the Senior Subordinated Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act (the "Senior Subordinated Indenture"); and the Subordinated Debt Securities will be issued under an Indenture to be executed by the Company and a trustee designated in accordance with the Trust Indenture Act (the "Subordinated Indenture"). In this Prospectus, the Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are sometimes collectively referred to as the Indentures and individually as an Indenture and the Trustee under the Senior Indenture, the Trustee under the Senior Subordinated Indenture and the Trustee under the Subordinated Indenture are sometimes collectively referred to as the Trustees and individually as a Trustee. The terms of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Subordinated Debt Securities include those stated in the respective Indentures and in any supplemental indenture, and those made part of the Indentures by reference to the Trust Indenture Act, as in effect on the date of the Indentures. The Indentures (or form thereof, as the case may be) are filed as exhibits to the Registration Statement. The Debt Securities are subject to all such terms and holders of Debt Securities are referred to the respective Indentures and the Trust Indenture Act for a statement of such terms. See "Additional Information."

  The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures. As used in this section "Description of Debt Securities," unless the context indicates otherwise, the term "Company" means Tele-Communications, Inc. and does not include any of its subsidiaries. All other capitalized terms used in this section and not otherwise defined have the meanings assigned to them in the Indentures. Whenever particular sections or defined terms of each Indenture are referred to, such sections or defined terms are incorporated by reference as part of the statements made, and such statements are qualified in their entirety by such reference.

GENERAL

  The Indentures do not limit the amount of Debt Securities which can be issued thereunder and provide that Debt Securities may be issued in one or more series, in such form, with such terms and up to the aggregate principal amount authorized from time to time by the Company. (Sections 2.01 and 2.02 of the Indentures)

  Reference is made to the Prospectus Supplement for the following terms of the Offered Securities consisting of Debt Securities: (i) the designation (including whether they are Senior Debt Securities, Senior Subordinated Debt Securities or Subordinated Debt Securities), aggregate principal amount, authorized denominations and currency or currencies in which principal, premium, if any, and interest on the Offered Securities are payable; (ii) whether the Offered Securities are to be issuable initially in temporary global form and whether any of the Offered Securities are issuable in permanent global form as Global Securities; (iii) whether the Offered Securities are to be issuable as Registered Debt Securities or Bearer Debt Securities or both; (iv) the index or indices used to determine the amount of payments of principal, premium, if any, and interest on the Offered Securities; (v) the percentage of their principal amount at which such Offered Securities will be issued; (vi) the date on which the Offered Securities will mature (which may be fixed or extendible); (vii) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Securities will bear interest and the date from which such interest will accrue; (viii) the times at which any such interest will be payable and with respect to Registered Debt Securities the record date for the interest payable on any interest payment date; (ix) any mandatory or optional sinking fund or analogous provisions; (x) the date or dates, if any, on or after which, or the circumstances under which, and the price or prices (and form or method of payment thereof) at which the Offered Securities may be redeemed, purchased or exchanged at the option of the Company or any holder; (xi) any terms relating to the conversion of convertible Debt Securities, including the conversion rate or the conversion price (together with any adjustments thereto) and the period during which such Offered Securities may be so converted; (xii) any terms relating to the exchange of exchangeable Debt Securities, including the exchange rate or the exchange price (together with any adjustments thereto) and the period during which such Offered Securities may be so exchanged;
(xiii) if any covenants or Events of Default that are in addition to or different from those described herein; and (xiv) any other specific terms. Reference is made to the Prospectus Supplement with respect to the designation and qualification of the Trustee under each Indenture. The Prospectus Supplement relating to any Offered Securities consisting of Debt Securities will also set forth the aggregate amount of Debt of the Company as of the most recent practicable date and (i), in the case of Offered Securities consisting of Senior Subordinated Debt Securities, the amount of such Debt that would be senior to or pari passu with such Senior Subordinated Debt Securities and
(ii), in the case of Offered Securities consisting of Subordinated Debt Securities, the amount of such Debt that would be senior to or pari passu with such Subordinated Debt Securities.

  If the purchase price of any Offered Securities consisting of Debt Securities is denominated in one or more foreign currencies, foreign currency units or composite currencies, or if the principal, premium, if any, and interest on any such Offered Securities are payable in one or more foreign currencies, foreign currency units or composite currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such Offered Securities and such foreign currency or currencies or foreign currency unit or units or composite currencies will be set forth in the applicable Prospectus Supplement.

  Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount below their principal amount ("original issue discount"). The issue price of Offered Securities that are Original Issue Discount Securities, the amount of the original issue discount with respect thereto, the manner and rate or rates per annum (which may be fixed or variable) at which such original issue discount shall accrue, the yield to maturity represented thereby, the date or dates from or to which or period or periods during which such original issue discount shall accrue, the portion of the principal amount of such Offered Securities that will be payable upon acceleration of the maturity thereof or upon the optional or mandatory redemption, purchase or exchange thereof, and any other specific terms thereof will be described in the Prospectus Supplement relating thereto, together with special federal income tax and other considerations applicable to such Offered Securities.

  As used in the Indentures, "Debt" of any person means: (1) any indebtedness of such person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities; (2) any guarantee by such person of any indebtedness of others described in the preceding clause (1); and (3) any amendment, extension, renewal or refunding of any such indebtedness or guarantee.

  Nothing in any of the Indentures affords holders of Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company or in the event of a change of control of the Company.

SENIOR SUBORDINATED DEBT SECURITIES

  The following provisions will apply to Offered Securities that are Senior Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities.

  Subordination. The indebtedness evidenced by the Senior Subordinated Debt Securities will be subordinate to the prior payment in full of all Senior Debt as described below. The Indenture does not limit Senior Debt or any other debt, secured or unsecured, of the Company or any subsidiary, except as described under "--Limitation on Subordinated Debt Superior to the Senior Subordinated Debt Securities" below. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Senior Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Senior Subordinated Debt Securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the Company for such Senior Subordinated Debt Securities in accordance with the terms of such Senior Subordinated Debt Securities provided that such Debt obligations are subordinated to Senior Debt at least to the extent that the Senior Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by the Company on, or in respect of, the Senior Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Senior Subordinated Debt Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Senior Subordinated Debt Securities in accordance with the terms of such Senior Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Senior Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of all amounts due in respect of the Senior Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Debt. Such subordination will not prevent the occurrence of any Event of Default. (Sections 10.01, 10.02, 10.03 and 10.11 of the Senior Subordinated Indenture)

  Securities Senior to Junior Subordinated Debt. The indebtedness evidenced by the Senior Subordinated Debt Securities will be superior in right of payment to all Junior Subordinated Debt as described below. Upon maturity (by acceleration or otherwise) of the Senior Subordinated Debt Securities of any series, payment in full must be made thereon, or duly provided for, before any payment is made on or in respect of any Junior Subordinated Debt (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in instruments evidencing Junior Subordinated Debt of the same issue acquired before the maturity of the Senior Subordinated Debt Securities of such series, and payments made through the exchange of other debt obligations of the Company for such Junior Subordinated Debt in accordance with the terms of such Junior Subordinated Debt provided that such debt obligations are subordinated to the Senior Subordinated Debt Securities at least to the extent that the Junior Subordinated Debt for which they are exchanged is so subordinated in accordance with the Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, the Senior Subordinated Debt Securities of any series, no payment may be made by the Company on, or in respect of, any Junior Subordinated Debt (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in instruments evidencing Junior Subordinated Debt of the same issue acquired before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Junior Subordinated Debt in accordance with the terms of such Junior Subordinated Debt provided that such debt obligations are subordinated to the Senior Subordinated Debt Securities at least to the extent that the Junior Subordinated Debt for which they are exchanged is so subordinated in accordance with the Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, holders of the Senior Subordinated Debt Securities will be entitled to receive payment in full of all amounts due in respect thereof before the holders of any Junior Subordinated Debt are entitled to receive any payment on account of such Junior Subordinated Debt. (Section 4.05 of the Senior Subordinated Indenture)

  Limitation on Subordinated Debt Superior to the Senior Subordinated Debt Securities. As long as any Senior Subordinated Debt Securities remain outstanding, the Company may not create or incur any Debt which is subordinate or junior in right of payment to any Senior Debt if such Debt is superior in right of payment to the Senior Subordinated Debt Securities. (Section 4.06 of the Senior Subordinated Indenture)

  Definitions. The following are certain of the terms defined in the Senior Subordinated Indenture (Sections 4.05 and 10.01):

  "Junior Subordinated Debt" means the principal of (premium, if any) and interest on Debt of the Company created or incurred after the date of the Indenture which by its terms is subordinate in right of payment to the Senior Subordinated Debt Securities, including any Subordinated Debt Securities issued under the Subordinated Indenture.

  "Senior Debt" means the principal of (premium, if any) and interest on Debt of the Company outstanding at any time other than (i) the Senior Subordinated Debt Securities, (ii) any Subordinated Debt Securities issued under the Subordinated Indenture, and (iii) Debt which by its terms is not superior in right of payment to the Senior Subordinated Debt Securities.

SUBORDINATED DEBT SECURITIES

  The following provisions will apply to Offered Securities that are Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Securities:

  Subordination. The indebtedness evidenced by the Subordinated Debt Securities will be subordinate to the prior payment in full of all Senior Debt as described below. The Indenture does not limit Senior Debt or any other debt, secured or unsecured, of the Company or any subsidiary. Upon maturity (by acceleration or otherwise) of any Senior Debt, payment in full must be made on such Senior Debt (or duly provided for) before any payment is made on or in respect of the Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Subordinated Debt Securities acquired by the Company before the maturity of such Senior Debt, and payments made through the exchange of other debt obligations of the Company for such Subordinated Debt Securities in accordance with the terms of such Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). During the continuance of any default in payment of the principal of, premium, if any, interest on, or other amounts due in respect of, any Senior Debt, no payment may be made by the Company on, or in respect of, the Subordinated Debt Securities (except payments made in capital stock of the Company or in warrants, rights or options to purchase or acquire capital stock of the Company, sinking fund payments made in Subordinated Debt Securities acquired by the Company before such default and notice thereof, and payments made through the exchange of other debt obligations of the Company for such Subordinated Debt Securities in accordance with the terms of such Subordinated Debt Securities provided that such debt obligations are subordinated to Senior Debt at least to the extent that the Subordinated Debt Securities for which they are exchanged are so subordinated in accordance with the Indenture). Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, payment of all amounts due in respect of the Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all

Senior Debt. Such subordination will not prevent the occurrence of any Event of Default. (Sections 10.01, 10.02, 10.03 and 10.11 of the Indenture)

  "Senior Debt" means the principal of (premium, if any) and interest on Debt of the Company outstanding at any time other than (i) the Subordinated Debt Securities and (ii) Debt which by its terms is not superior in right of payment to the Subordinated Debt Securities. (Section 10.01 of the Subordinated Indenture)

DENOMINATION AND FORM

  Unless otherwise indicated in the Prospectus Supplement, the Offered Securities will be Registered Debt Securities denominated in U.S. Dollars and will be issued only in denominations of $1,000 and integral multiples of $1,000. (Section 2.03 of the Senior Subordinated and Subordinated Indentures and Sections 2.01 and 2.03 of the Senior Indenture) Under the Senior Indenture, Debt Securities of any series may be issuable as Registered Debt Securities, Bearer Debt Securities (with or without coupons attached) or both, and may be issuable in whole or in part in the form of one or more Global Securities. In addition, the Senior Indenture provides that Debt Securities may be denominated or payable in one or more foreign currencies, foreign currency units or composite currencies. (Section 2.02 of the Senior Indenture) Unless otherwise indicated in the applicable Prospectus Supplement, Bearer Debt Securities denominated in U.S. Dollars will be issued only in the denomination of $5,000 with coupons attached. (Sections 2.01 and 2.03 of the Senior Indenture) A Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding Debt Securities represented by such Global Security. (Section 2.10 of the Senior Indenture and Section 2.15 of the Senior Subordinated and the Subordinated Indentures) The Prospectus Supplement relating to a series of Debt Securities denominated other than in U.S. Dollars will specify the authorized denominations thereof.

  During the "restricted period," as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7), no Bearer Debt Security may be offered or sold (or resold in connection with its original issuance) in the United States or its possessions or to a United States person (subject to certain exceptions). Further, no Bearer Debt Security may be mailed or otherwise delivered to any location in the United States or its possessions in connection with a sale that occurred during the restricted period. Offered Securities that are Bearer Debt Securities will be subject to certification requirements as to the ownership of such Bearer Debt Security (including beneficial interests in a Global Security representing such Bearer Debt Security) which will be described in the applicable Prospectus Supplement. See "Limitations on Issuance of Bearer Debt Securities."

REGISTRAR, PAYING AGENT, CONVERSION AGENT, EXCHANGE AGENT

  The Company will maintain an office or agency where Registered Debt Securities of each series may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Debt Securities of each series may be presented for payment ("Paying Agent"), an office or agency where Debt Securities of each series that is convertible may be presented for conversion ("Conversion Agent") and an office or agency where Debt Securities of each series that is exchangeable may be presented for exchange ("Exchange Agent"). The Company may have one or more co-Registrars, one or more additional Paying Agents, one or more additional Conversion Agents and one or more additional Exchange Agents with respect to any series of Debt Securities and the Company or any of its subsidiaries may act as Paying Agent, Registrar or co-Registrar, Conversion Agent or Exchange Agent. Unless otherwise indicated in an applicable Prospectus Supplement, each Trustee will initially act as Paying Agent and Registrar for each series of Debt Securities issued under its respective Indenture, as Conversion Agent for any series that is convertible and as Exchange Agent for any series that is exchangeable. The Company may change any Paying Agent, Registrar or co-Registrar, Conversion Agent or Exchange Agent at any time without notice to the holders of Debt Securities, except as described below with respect to Debt Securities issued under the Senior Indenture. The Company will promptly notify the Trustee of the name and address of any such Agent. (Section 2.05 of the Indentures)

  The Senior Indenture also provides that if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will maintain (i) in the Borough of Manhattan, The City of New York, an office or agency where any Registered Debt Securities of that series may be presented or surrendered for payment and for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where Bearer Debt Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described under "Payment" below, and (ii) subject to any laws or regulations applicable thereto, in a place of payment for Debt Securities of that series located outside the United States, an office or agency where any Registered Debt Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where Debt Securities of that series and any related coupons may be presented and surrendered for payment, provided that if the Debt Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange. Any Paying Agents outside the United States initially designated by the Company for the Offered Securities will be named in the applicable Prospectus Supplement. The Company will promptly notify the Trustee and the holders of Debt Securities of a series of the location and any change in the location of any office or agency which it is required to maintain for the Debt Securities of such series. (Section 4.01 of the Senior Indenture)

TRANSFER AND EXCHANGE

  Registered Debt Securities of any series (other than a Global Security, except as provided under "Global Securities") will be exchangeable at the option of the holder for other Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. (Section 2.08 of the Indentures) In addition, if Debt Securities of any series issued under the Senior Indenture are issuable as both Registered Debt Securities and Bearer Debt Securities, then, if so provided with respect to the Debt Securities of such series, at the option of the holder and subject to the terms of such Indenture, Bearer Debt Securities (with, except as provided below, all related unmatured coupons and all related matured coupons in default) of such series will be exchangeable for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a regular record date or, in certain circumstances, a special record date, for an interest payment and the relevant interest payment date shall be surrendered without the coupon relating to such interest payment date attached and interest will not be payable on such interest payment date in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the holder of such coupon in accordance with the terms of the Senior Indenture. Unless otherwise specified in the applicable Prospectus Supplement, Bearer Debt Securities will not be issued in exchange for Registered Debt Securities. (Section 2.08 of the Senior Indenture)

  Debt Securities of any series may be surrendered for exchange as provided above, and Registered Debt Securities of any series (other than a Global Security, except as provided under "Global Securities") may be surrendered for registration of transfer, at the office or agency designated by the Company for such purpose with respect to such series of Debt Securities. Bearer Debt Securities will be transferable by delivery. (Section 2.14 of the Senior Indenture) Every Registered Debt Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed or accompanied by appropriate transfer documents duly executed. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any taxes and other governmental charges that may be imposed in relation thereto. (Section 2.08 of the Indentures)

  The Company and the Registrar need not transfer or exchange any Debt Securities selected for redemption or purchase (except, in the case of Debt Securities to be redeemed or purchased in part, the portion thereof not to be redeemed or purchased) or any Debt Securities in respect of which a notice requiring the purchase or redemption thereof by the Company at the option of the holder thereof has been given and not withdrawn by such holder in accordance with the terms of such Debt Securities (as described, if applicable, in the Prospectus Supplement) (except, in the case of Debt Securities to be so purchased or redeemed in part, the portion thereof not to be so purchased or redeemed). (Section 2.08 of the Indentures) A Bearer Debt Security so selected for redemption or purchase or in respect of which a notice requiring the redemption or purchase thereof by the Company at the option of the holder thereof has been given and not so withdrawn may however, if so provided with respect to the Debt Securities of such series, be exchanged for a Registered Debt Security of that series and like tenor, provided that such Registered Debt Security is simultaneously surrendered for redemption or purchase, as the case may be. (Section 2.08 of the Senior Indenture)

  The Senior Subordinated Indenture and the Subordinated Indenture also provide that the Registrar need not transfer or exchange any Debt Securities of a particular series during a period of 15 days before a selection of Debt Securities of such series to be redeemed. (Section 2.08 of the Senior Subordinated and the Subordinated Indentures) The Senior Indenture provides that the Company shall not be required to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (i) if Debt Securities of that series are issuable only as Registered Debt Securities, the date of the mailing of the relevant notice of redemption, and (ii) if Debt Securities of that series are issuable as Bearer Debt Securities, the date of the first publication of the relevant notice of redemption or, if Debt Securities of that series are also issuable as Registered Debt Securities and there is no publication, the mailing of the relevant notice of redemption. (Section 2.08 of the Senior Indenture)

  Prior to due presentment of a Registered Debt Security for registration to transfer, the person in whose name such Registered Debt Security is registered may be treated as the owner of it for all purposes. (Section 2.14 of the Indentures) The bearer of any Bearer Debt Security and the bearer of any coupon appertaining thereto may be treated as the owner of such Bearer Debt Security or coupon for all purposes. (Section 2.14 of the Senior Indenture)

GLOBAL SECURITIES

  The Indentures provide that the Debt Securities of any series thereunder may be issued in whole or in part in the form of one or more Global Securities, which Global Securities may be issued in registered form (or, in the case of Senior Debt Securities, bearer form) and in either temporary or permanent form. (Sections 2.10 and 2.11 of the Senior Indenture and Sections 2.11 and
2.15 of the Senior Subordinated and Subordinated Indentures) Each Global Security will be deposited with and, if it is issued in registered form, will be registered in the name of the depositary (or a nominee of the depositary) identified in the applicable Prospectus Supplement. (Section 2.10 of the Senior Indenture and Section 2.15 of the Senior Subordinated and Subordinated Indentures) So long as the depositary for a Global Security in registered form, or its nominee, is the registered owner of the Global Security, the depositary or its nominee, as the case may be, will be considered the sole owner of the Debt Securities represented by such Global Security for all purposes under the Indenture. (Section 2.14 of the Indentures) Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of such successor. (Section 2.08 of the Indentures) Unless otherwise specified in the applicable Prospectus Supplement, if the depositary with respect to any Global Security is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days of such time, or if the Company, in its sole discretion, at any time determines that any series of Debt Securities issued or issuable in the form of a Global Security shall no longer be represented by such Global Security, then in either such event the Global Security shall be exchanged for Debt Securities in definitive form pursuant to the applicable Indenture. Further, if so specified by the Company with respect to the Debt Securities of a series and described in the applicable Prospectus Supplement, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities in authorized denominations and of like tenor of the series represented by such Global Security, equal in principal amount to such beneficial interest, and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Debt Securities). (Section 2.08 of the Indentures) See, however, "--Limitations on Issuance of Bearer Debt Securities" below for a discussion of certain restrictions on the delivery of a Bearer Debt Security in definitive form in exchange for an interest in a Global Security. Except as described above, unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

  Any specific terms of the depositary arrangement with respect to a series of Debt Securities or any part thereof will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to beneficial interests of participants in the depositary), or by participants in the depositary or persons that may hold interest through such participants (with respect to beneficial interests of persons other than participants in the depositary). Ownership of beneficial interests in a Global Security will be limited to participants or persons that hold interests through participants.

  Subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities" below, payments of the principal of and any premium and interest on Debt Securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Security for such debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.14 of the Indentures)

  The Company expects that the depositary for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. With respect to a Global Security that represents in whole or in part Debt Securities of a series that are issuable as Bearer Debt Securities, receipt by owners of beneficial interests in such Global Security of payments in respect of such Global Security will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Debt Securities" below.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Debt Securities (including beneficial interests in a Global Security that represents Bearer Debt Securities) may not be offered or sold (or resold in connection with their original issuance) during the "restricted period," as defined in Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), in the United States or its possessions or to United States persons (each as defined below) other than to (i) a Qualifying Foreign Branch of a United States Financial Institution (as defined below), (ii) a United States person who acquires and holds the obligation through the Qualifying Foreign

Branch of a United States Financial Institution, (iii) a United States office of an "exempt distributor," as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(5), (iv) the United States office of an international organization, as defined in Section 7701(a)(18) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, or (v) the United States office of a foreign central bank, as defined in Section 895 of the code and the regulations thereunder. In addition, Bearer Debt Securities may not be delivered within the United States or its possessions in connection with a sale that occurred during the restricted period. Any underwriters, agents and dealers participating in the offering of Offered Securities must agree that they will not offer any Bearer Debt Securities for sale or resale in the United States or its possessions or the United States persons (other than a person specified in clause (i), (ii), (iii), (iv) or (v) above) or deliver Bearer Debt Securities within the United States or its possessions. The term "Qualifying Foreign Branch of a United States Financial Institution" means a branch located outside the United States of a United States financial institution (as defined in Treasury Regulation Section 1.165-12(c)(1)(v) before January 1, 1999 and in Treasury Regulation Section 1.165-12(c)(1)(iv) on and after such date) that provides a certificate within a reasonable time (or a blanket certificate in the year the Debt Security is issued or either of the preceding two calendar years) stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder. The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source and a trust if
(i) a court in the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States fiduciaries have authority to control all substantial decisions of the trust. The term "United States" means the United States of America (including the States and the District of Columbia), and the term "possessions" includes, but is not limited to, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

  United States federal tax laws and regulations also require that the owner of an obligation issuable in bearer form or the financial institution (as defined in the preceding paragraph) or clearing organization through which the owner directly or indirectly holds such obligation must provide the issuer of the obligation with a certificate on the earlier of the date of the first actual payment of interest on the obligation or the date of delivery by the issuer of the obligation in definitive form stating that on such date the obligation is owned by (a) a person that is not a United States person, (b) a person described in clause (i) or (ii) of the preceding paragraph, or (c) a financial institution for purposes of resale during the restricted period, but not for resale directly or indirectly to a United States person or to a person within the United States or its possessions. A certificate described in clause
(a) or (b) above may not be given with respect to an obligation that is owned by a financial institution for purposes of resale during the restricted period. When the required certificate is provided by a clearing organization, the certificate must be based upon statements provided to it by its member organizations. For purposes of the foregoing, a "temporary global security," as defined in Treasury Regulation Section 1.163-5(c)(1)(ii)(B), is not considered to be an obligation in definitive form. In compliance with the foregoing, if the Offered Securities are of a series of Debt Securities issuable as Bearer Debt Securities, the delivery thereof (including delivery in exchange for an interest in a Global Security) and the payment of interest thereon, as applicable, will be subject to the satisfaction of certification requirements that will be specified by the Company in accordance with the Senior Indenture in connection with the establishment of such series and will be described in the applicable Prospectus Supplement. (Sections 2.02 and 2.04 of the Senior Indenture) The Senior Indenture also provides that no Bearer Debt Security (including a Global Security that represents Bearer Debt Securities) will be mailed or otherwise delivered to any location in the United States or its possessions. (Section 2.04 of the Senior Indenture)

  Bearer Debt Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Bearer Debt Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Debt Securities.

PAYMENT

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Debt Securities (other than a Global Security) will be made, subject to any applicable laws and regulations, at the offices of such Paying Agent or Paying Agents outside the United States as the Company may designate from time to time, except that, at the option of the Company (or, if so specified in the applicable Prospectus Supplement, at the option of the holder), payment of interest may be made by check (provided the same is not mailed to an address inside the United States) or by wire transfer to an account located outside the United States maintained by the payee. (Sections 2.13 and 4.01 of the Senior Indenture) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Debt Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. (Section 2.13 of the Senior Indenture) No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Debt Securities denominated and payable in U.S. Dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. Dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 4.01 of the Senior Indenture)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Debt Securities (other than a Global Security) will be made at the office of such Paying Agent or paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register or, if so specified with respect to the Registered Debt Securities of any series issued under the Senior Indenture, by wire transfer to an account designated by such person. Payment of any installment of interest on Registered Debt Securities will be made to the person in whose name such Registered Debt Security is registered at the close of business on the regular record date (or, in the case of defaulted interest, special record date) for such interest payment. (Section 2.13 of the Indentures)

  All moneys paid by the Company to a Paying Agent for the payment of principal of or any premium or interest on any Debt Security that remains unclaimed for two years will be repaid to the Company and the holders of Debt Securities or any coupon appertaining thereto will thereafter look only to the Company for payment thereof unless an applicable abandoned property law designates another person. (Section 8.03 of the Indentures)

AMENDMENT, SUPPLEMENT, WAIVER

  Subject to certain exceptions, the Indentures or the Debt Securities may be amended or supplemented, and any past default or compliance with any provision may be waived, insofar as the Debt Securities of any series are concerned, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series. (Sections 6.04 and 9.02 of the Indentures) Without the consent of any holder of Debt Securities, the Company and the Trustee may amend or supplement the Indentures or the Debt Securities to cure any ambiguity, defect or inconsistency, to permit or facilitate the issuance of Debt Securities in bearer form or to provide for uncertificated Debt Securities in global form in addition to certificated Debt Securities (so long as any "registration-required obligation," within the meaning of Section 163(f)(2) of the Code, is in registered form for purposes of the Code) or to make certain other specified changes or any change that does not materially adversely affect the rights of any holder of Debt Securities. (Section 9.01 of the Indentures)

SUCCESSOR CORPORATION

  The Company may not consolidate with or merge into, or transfer its properties and assets substantially as an entirety to, another entity unless
(i) the successor entity which shall be an entity organized under the laws of the United States or a State thereof, assumes by supplemental indenture all the obligations of the Company under the Debt Securities and the Indentures, and (ii) after giving effect to such transaction, no Event of Default shall have occurred and be continuing. Thereafter, unless otherwise specified in the Prospectus Supplement, all such obligations of the Company terminate. (Section
5.01 of the Indentures)

DEFAULTS AND REMEDIES

  An Event of Default with respect to Debt Securities of any series is: (i) default for 30 days in payment of any interest on the Debt Securities of that series; (ii) default in payment of principal, premium or any other amount (other than interest) due in respect of the Debt Securities of that series at maturity, upon redemption (including default in the making of any mandatory sinking fund payment), upon purchase by the Company at the option of the holder or otherwise; (iii) failure by the Company for 60 days after receipt of written notice as provided in the Indentures to comply with any of its other agreements in the Indentures (other than agreements expressly included in the Indentures solely for the benefit of a series of Debt Securities other than that series or expressly made inapplicable to the Debt Securities of such series) or the Debt Securities of that series; and (iv) certain events of bankruptcy or insolvency. (Section 6.01 of the Indentures) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may declare to be due and payable immediately (i) the principal amount of that series (or, if the Debt Securities of that series are Original Issue Discount Securities, that portion of the principal amount specified in the terms of that series) and (ii) accrued interest, if any, thereon. The Indentures provide for automatic acceleration of the maturity of such amounts upon the occurrence of certain events of bankruptcy or insolvency. (Section 6.02 of the Indentures) Holders of Debt Securities may not enforce the Indentures or the Debt Securities except as provided in the Indentures. (Section 6.06 of the Indentures) The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Section 7.01 of the Indentures) Subject to certain limitations, holders of a majority in aggregate principal amount of the Debt Securities of any series may direct the Trustee in its exercise of any trust or power with respect to the Debt Securities of that series. (Section 6.05 of the Indentures) The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal, premium, if any, interest or other amounts due) if it determines that withholding notice is in their interest. (Section 7.05 of the Indentures) The Company is required to file periodic reports with the Trustee as to the absence of default. (Section 4.07 of the Senior Indenture and Section 4.03 of the Senior Subordinated and Subordinated Indentures)

NO PERSONAL LIABILITY

  No past, present or future director, officer, employee or stockholder, as such, of the Company or any successor thereof shall have any liability for any obligations of the Company under the Debt Securities or the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities by accepting a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debt Securities. (Section 10.11 of the Senior Indenture and Section 11.11 of the Senior Subordinated and Subordinated Indentures)

SATISFACTION AND DISCHARGE

  The Company's obligations under the Debt Securities of any series and the applicable Indenture with respect to such series (except for the obligation to pay the principal of and premium and interest, if any, on the Debt Securities of such series and certain other specified obligations) will be satisfied and discharged in accordance with the provisions of the Indenture if either (i) all Debt Securities of such series and coupons, if any, appertaining thereto previously authenticated and delivered (other than destroyed, lost or wrongfully-taken Debt Securities or coupons which have been replaced or paid and Debt Securities or coupons for whose payment money has theretofore been held in trust and, after remaining unclaimed for two years, has been repaid to the Company) have been delivered to the Trustee for cancellation or (ii) the Company irrevocable deposits in trust with the Trustee money or U.S. Government Obligations (or, in the case of the Senior Indenture, Government Obligations) sufficient to pay the principal of and premium and interest, if any, on all Debt Securities of such series and coupons, if any, appertaining thereto not theretofore cancelled or delivered to the Trustee for cancellation (other than Debt Securities and coupons referred to in the parenthetical in clause (i) above) to maturity or redemption, as the case may be. (Section 8.01 of the Indentures)

THE TRUSTEES

  Information with respect to the Trustees under the Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture shall be provided in the applicable Prospectus Supplement.

  Any Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee provided it complies with the terms of the Indenture. (Section 7.03 of the Indentures)

ADDITIONAL INFORMATION

  The Indentures (or form thereof, as the case may be) are exhibits to the Registration Statement. Anyone who receives this Prospectus may obtain copies of the Indentures (or form thereof, as the case may be) without charge by writing to Stephen M. Brett, Esq., Executive Vice President of the Company, at the address set forth under "The Company." The foregoing summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions of certain terms. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference.

                     DESCRIPTION OF SERIES PREFERRED STOCK

GENERAL

  The Company is authorized to issue up to 50,000,000 shares of Series Preferred Stock. The Series Preferred Stock is issuable, from time to time, in one or more series, with such powers, designations, preferences and relative participating, optional or other rights, and qualifications, limitations or restrictions thereof, as is stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. All shares of any one series of the Series Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law. As of the date of this Prospectus, there are five series of Series Preferred Stock outstanding. See "Description of Capital Stock--Preferred Stock."

  As described under "Description of Depositary Shares," the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts, each representing an interest in a fraction (to be specified in the Prospectus Supplement relating to the particular series of Series Preferred Stock) of a share of the particular series of Series Preferred Stock, issued and deposited with a depositary, in lieu of offering any shares of such Series Preferred Stock. See "Description of Depositary Shares."

  Series Preferred Stock constituting Offered Securities shall have the dividend, liquidation, redemption, and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to such Series Preferred Stock. Reference is made to the Prospectus Supplement relating to a particular series of the Series Preferred Stock offered thereby for specific terms, including: (a) the designation of such series of Series Preferred Stock and the number of shares offered; (b) the amount of liquidation preference per share; (c) the initial public offering price at which such series of Series Preferred Stock will be issued; (d) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (e) any redemption or sinking fund provisions; (f) any conversion or exchange rates; (g) whether the Company has elected to offer Depositary Shares as described below under "Description of Depositary Shares;" (h) any voting rights; and (i) any other rights, preferences, privileges, limitations, and restrictions of such series of Series Preferred Stock.

  Each series of Series Preferred Stock, when issued, will be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the Series Preferred Stock to receive dividends and distributions of assets will be subordinate to those of the Company's general creditors, but superior to the rights of holders of any capital stock of the Company ranking junior to such series of Series Preferred Stock as to the payment of dividends, rights of redemption and rights on liquidation, including the TCI Group Common Stock (as defined below) and the Liberty Group Common Stock (as defined below).

DIVIDEND RIGHTS

  Holders of a series of Series Preferred Stock constituting Offered Securities will be entitled to receive, when, as, and if declared by the Board of Directors, out of funds of the Company legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of Series Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary (as hereinafter defined) referred to under "Description of Depositary Shares") on such record dates, fixed by the Board of Directors, as specified in the Prospectus Supplement relating to such series of Series Preferred Stock.

  Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Series Preferred Stock. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of Series Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Series Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

  Unless otherwise specified in the applicable Prospectus Supplement, if at any time the Company shall have failed to pay, or declare and set aside the consideration sufficient to pay, full dividends on any series of Series Preferred Stock constituting Offered Securities for the immediately preceding dividend period (or, if such series is cumulative, for all prior dividend periods), and until such dividends (or, if such series of Series Preferred Stock is cumulative, full cumulative dividends) are paid, or declared and the consideration sufficient to pay the same in full is set aside for such purpose and for no other purpose, the Company may not (i) declare or pay any dividend on or make any distribution with respect to any class or series of capital stock of the Company ranking pari passu with or junior to such series of Series Preferred Stock, except for dividends declared and paid on any such stock ranking on a parity basis with such series of Series Preferred Stock contemporaneously and on a pro rata basis with dividends declared and paid on such series of Series Preferred Stock, or (ii) redeem or otherwise acquire any shares of such series of Series Preferred Stock, any parity stock, or any junior stock unless all then outstanding shares of such series of Series Preferred Stock and any other class or series of parity stock that by the terms of the instrument creating or evidencing such parity stock is required to be redeemed under such circumstances are redeemed. Unless otherwise specified in the applicable Prospectus Supplement, the failure of the Company to pay, or declare and set aside the consideration sufficient to pay, full dividends (or, if such series of Series Preferred Stock is cumulative, full cumulative dividends) on any series of Series Preferred Stock shall not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock or (ii) paying any dividends on parity stock solely in shares of parity stock or junior stock (or both) or the redemption or other acquisition of shares of such series of Series Preferred Stock or parity stock solely in exchange for shares of junior stock.

LIQUIDATION PREFERENCES

  In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of each series of Series Preferred Stock constituting Offered Securities will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to the holders of any capital stock of the Company ranking junior to the shares of such series of Series Preferred Stock, the amount set forth in the Prospectus Supplement relating to such series of Series Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to the holders of shares of such series of Series Preferred Stock and any other shares of capital stock of the Company ranking on a parity with shares of such series of Series Preferred Stock upon liquidation will not be sufficient to pay in full all amounts to which such holders are entitled, no such distribution will be made on account of any other class or series of capital stock ranking on a parity as to liquidation preference with the shares of such series of Series Preferred Stock unless proportionate distributative amounts are paid on account of shares of such series of Series Preferred Stock and shares of such parity stock ratably in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of such series of Series Preferred Stock of the full preferential amounts of the liquidating distribution to which they are entitled, the holders thereof will be entitled to no further participation in any distribution of assets by the Company.

REDEMPTION

  Offered Securities consisting of a series of Series Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company or the holder (or both), and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times, and at the redemption prices set forth in the Prospectus Supplement relating to such series. Unless otherwise provided in the applicable

Prospectus Supplement, shares of a series of Series Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Series Preferred Stock.

  Unless otherwise specified in the applicable Prospectus Supplement, in the event that fewer than all of the outstanding shares of a series of Series Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company in its sole discretion to be equitable. From and after the redemption date (unless default is made by the Company in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any) dividends will cease to accumulate on the shares of such series of Series Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) will cease.

  Unless otherwise specified in the applicable Prospectus Supplement, if the Company fails to redeem any shares of a series of Series Preferred Stock constituting Offered Securities required to be redeemed on a redemption date, and until such shares are redeemed in full, the Company may not declare or pay any dividend on or make any distribution with respect to any class or series of capital stock ranking junior to such series of Series Preferred Stock, and neither the Company nor any subsidiary may redeem any parity stock or junior stock, or purchase or otherwise acquire any shares of such series of Series Preferred Stock, parity stock or junior stock. Unless otherwise specified in the applicable Prospectus Supplement, the failure of the Company to so redeem shares of such series of Series Preferred stock shall not prevent the Company from (i) paying any dividends on junior stock solely in shares of junior stock or the redemption or other acquisition of junior stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of junior stock or (ii) the redemption or other acquisition of shares of such series of Series Preferred Stock or parity stock solely in exchange for shares of parity stock or junior stock (or both).

                       DESCRIPTION OF DEPOSITARY SHARES

  Offered Securities may consist of Depositary Shares represented by Depositary Receipts (as defined below), with each Depositary Share equivalent to a fractional interest in a share of a particular series of Series Preferred Stock as specified in an accompanying Prospectus Supplement. The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to such series of Series Preferred Stock, forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

GENERAL

  The Company may, at its option, elect to offer interests in fractions of shares of a series of Series Preferred Stock in lieu of shares of such series of Series Preferred Stock. In such event, the Company will provide for the issuance by a Depositary of receipts ("Depositary Receipts") for Depositary Shares, each of which will represent an interest in a fraction (to be set forth in the related Prospectus Supplement) of a share of a particular series of the Series Preferred Stock as described below.

  The shares of any series of Series Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to such Depositary Shares and the series of Series Preferred Stock represented thereby will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of a series of Series Preferred Stock underlying such Depositary Share, to all the rights and preferences of the series of Series Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion, and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

  Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions in respect of shares of a series of Series Preferred Stock to the record holders of Depositary Shares in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders.

  In the event of a distribution other than cash in respect of shares of a series of Series Preferred Stock, the Depositary will distribute property received by it to the record holders of Depositary Shares in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

  The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Depositary on account of taxes.

REDEMPTION OF DEPOSITARY SHARES

  If a series of Series Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Series Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Series Preferred Stock. Whenever the Company redeems shares of a series of Series Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of such series of Series Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary to be equitable.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

RECORD DATE

  Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences, or privileges shall be offered with respect to the shares of a series of Series Preferred Stock underlying the Depositary Shares, or (ii) the Depositary shall receive notice of any meeting at which holders of shares of such series of Series Preferred Stock are entitled to vote or of which holders of shares of such series of Series Preferred Stock are entitled to notice, or of any election on the part of the Company to call for redemption any shares of such series of Series Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date for the shares of such series of Series Preferred Stock) for the determination of the holders of Depositary Shares (x) who shall be entitled to receive such dividend, distribution, rights, preferences, or privileges, (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting, or (z) who shall be subject to such redemption, subject to the provisions of the Deposit Agreement.

VOTING

  Upon receipt of notice of any meeting at which holders of shares of a series of Series Preferred Stock underlying the Depositary Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Shares relating to such series of Series Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for the underlying series of Series Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Series Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of the series of Series Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company has agreed to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so.

  The Depositary will abstain from voting shares of a series of Series Preferred Stock to the extent it does not receive specific written voting instructions from the holders of Depositary Shares representing such series of Series Preferred Stock.

WITHDRAWAL OF UNDERLYING PREFERRED STOCK

  Upon surrender of Depositary Receipts at the Corporate Office (as defined in the Deposit Agreement) of the Depositary, the owner of the Depositary Shares evidenced thereby will be entitled to delivery at such office of certificates evidencing the number of shares of the series of Series Preferred Stock (but only in whole shares of such series of Series Preferred Stock) represented by such Depositary Receipts. If the Depositary Receipts delivered by a holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the series of Series Preferred Stock to be withdrawn, the Depositary will at the same time deliver to such holder a new Depositary Receipt or Receipts evidencing such excess number of Depositary Shares.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

  The form of Depositary Receipts and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that imposes any fees, taxes, or other charges payable by holders of Depositary Shares (other than taxes and other governmental charges, fees, and other expenses payable by such holders as stated under "Charges of Depositary"), or that otherwise prejudices any substantial existing right of holders of Depositary Shares, will not take effect as to outstanding Depositary Shares until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Shares. Every holder of Depositary Shares at the time any such amendment becomes effective shall be deemed to consent and agree to such amendment and to be bound by the Deposit Agreement, as so amended.

  Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement after mailing notice of such termination to the record holders of all Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Depositary Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Shares remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Shares, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue to collect dividends on the series of Series Preferred Stock underlying such Depositary Shares and any other distributions with respect thereto. At any time after the expiration of two years from the date of termination, the Depositary may sell shares of the series of Series Preferred Stock then held by it at public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest hereon, for the pro rata benefit of the holders of Depositary Shares. The Company does not presently intend to terminate any Deposit Agreement or to permit the resignation of any Depositary without appointing a successor depositary.

CHARGES OF DEPOSITARY

  The Company will pay all charges of the Depositary, including charges in connection with the initial deposit of shares of any series of Series Preferred Stock, the initial execution and delivery of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which such series of Series Preferred Stock is entitled to vote, withdrawals of shares of such series of Series Preferred Stock, or redemption or conversion of shares of such series of Series Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

MISCELLANEOUS

  The Depositary will make available for inspection by holders of Depositary Receipts at its Corporate Office any reports and communications from the Company that are delivered to the Depositary and made generally available to the holders of shares of the series of Series Preferred stock underlying the Depositary Shares.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control from or in performing its obligations under the Deposit Agreement.

                         DESCRIPTION OF CAPITAL STOCK

  The following description of certain terms of the Company's common stock, par value $1.00 per share ("Common Stock"), and Preferred Stock (defined below) does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation, as amended, of the Company (including the Certificate of Designations with respect to each outstanding series of Series Preferred Stock) (the "Charter"), each of which is incorporated herein by reference.

GENERAL

  The Charter currently provides that the Company is authorized to issue 3,602,375,096 shares of capital stock, including (i) 3,550,000,000 shares of Common Stock, of which 1,750,000,000 shares are designated Series A TCI Group Common Stock (the "Series A TCI Group Common Stock"), 150,000,000 shares are designated Series B TCI Group Common Stock (the "Series B TCI Group Common Stock" and, together with the Series A TCI Group Common Stock, the "TCI Group Common Stock"), 750,000,000 shares are designated Series A Liberty Media Group Common Stock (the "Series A Liberty Media Group Common Stock"), 75,000,000 shares are designated Series B Liberty Media Group Common Stock (the "Series B Liberty Media Group Common Stock" and, together with the Series A Liberty Media Group Common Stock, the "Liberty Media Group Common Stock"), 750,000,000 shares are designated Series A TCI Ventures Group Common Stock (the "Series A TCI Ventures Group Common Stock") and 75,000,000 shares are designated Series B TCI Ventures Group Common Stock (the "Series B TCI Ventures Group Common Stock" and, together with the Series A TCI Ventures Group Common Stock, the "TCI Ventures Group Common Stock") and (ii) 52,375,096 shares of preferred stock (the "Preferred Stock"), of which 700,000 shares are designated Class A Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share (the "Class B Preferred Stock") and 50,000,000 shares are designated as Series Preferred Stock, issuable in series. Of the Series Preferred Stock, 70,575 shares are designated as Convertible Preferred Stock, Series C-TCI Group (the "Series C-TCI Group Preferred Stock"), 70,575 shares are designated as Convertible Preferred Stock, Series C-Liberty Media Group (the "Series C-Liberty Media Group Preferred Stock"), 400,000 shares are designated as Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares are designated Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), 7,259,380 shares are designated as Redeemable Convertible TCI Group Preferred Stock, Series G (the "Series G Preferred Stock"), and 7,259,380 shares are designated as Redeemable Convertible Liberty Media Group Preferred Stock, Series H (the "Series H Preferred Stock"). All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of Preferred Stock. On April 1, 1998, all of the outstanding shares of Convertible Preferred Stock, Series D (the "Series D Preferred Stock") were redeemed to the extent not previously converted by the holders thereof pursuant to the terms thereof, with the effect that all shares so redeemed or converted have been restored to the status of authorized and unissued shares of Series Preferred Stock, and may be reissued as shares of another series of Series Preferred Stock but may not be reissued as Series D Preferred Stock. All shares of Series D Preferred Stock have been removed from such designation. All of the shares of Series E Preferred Stock have previously been redeemed and retired, with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, and may be reissued as shares of another series of Series Preferred Stock but may not be reissued as Series E Preferred Stock.

COMMON STOCK

  As of March 31, 1998, (i) 472,051,958 shares of Series A TCI Group Common Stock (net of treasury stock and shares held by subsidiaries of the Company), 50,136,615 shares of Series B TCI Group Common Stock (net of treasury stock and shares held by subsidiaries of the Company), 326,167,303 shares of Series A Liberty Media Group Common Stock (net of treasury stock and shares held by subsidiaries of the Company), 31,592,574 shares of Series B Liberty Media Group Common Stock (net of treasury stock and shares held by subsidiaries of the Company), 377,021,252 shares of Series A TCI Ventures Group Common Stock (net of treasury stock) and

45,460,536 shares of Series B TCI Ventures Group Common Stock (net of treasury stock) had been issued and were outstanding, (ii) 22,902,820 shares of Series A TCI Group Common Stock, 30,876,766 shares of Series B TCI Group Common Stock, 25,126,455 shares of Series A Liberty Media Group Common Stock, 82,074 shares of Series B Liberty Media Group Common Stock, 13,259,792 shares of Series A TCI Ventures Group Common Stock and 432,196 shares of Series B TCI Ventures Group Common Stock were held by the Company as treasury stock, and
(iii) 125,645,656 shares of Series A TCI Group Common Stock, 9,112,500 shares of Series B TCI Group Common Stock, 6,654,367 shares of Series A Liberty Media Group Common Stock and 3,417,187 shares of Series B Liberty Media Group Common Stock were held by subsidiaries of the Company. As of that date, 99,247,030 shares of Series A TCI Group Common Stock, 39,286,137 shares of Series A Liberty Media Group Common Stock and 34,412,229 shares of Series A TCI Ventures Group Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities (other than the Series B TCI Group Common Stock, the Series B Liberty Media Group Common Stock and the Series B TCI Ventures Group Common Stock, and other than the Series F Preferred Stock held by subsidiaries of the Company) and options. In addition, the Company has reserved a number of shares of Series A TCI Group Common Stock equal to the number of shares of Series B TCI Group Common Stock outstanding, a number of shares of Series A Liberty Media Group Common Stock equal to the number of shares of Series B Liberty Media Group Common Stock outstanding and a number of shares of Series A TCI Ventures Group Common Stock equal to the number of shares of Series B TCI Ventures Group Common Stock outstanding, in either case for issuance upon conversion, at the option of the holder, of the Series B TCI Group Common Stock, the Series B Liberty Media Group Common Stock and the Series B TCI Ventures Group Common Stock, respectively. Additionally, subsidiaries of the Company own shares of Series F Preferred Stock, which are convertible into an aggregate of 416,528,172 shares of Series A TCI Group Common Stock.

 Certain Definitions

  As used herein, the following terms have the meanings specified below:

  "Adjusted Liberty Media Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of Liberty Media Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, (c) the number of shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities and (d) the number of Committed Acquisition Shares issuable.

  "Adjusted TCI Ventures Group Outstanding Interest Fraction" means a fraction the numerator of which is the number of outstanding shares of TCI Ventures Group Common Stock and the denominator of which is the sum of (a) such number of outstanding shares, (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest and (c) the number of shares of TCI Ventures Group Common Stock issuable upon conversion, exercise or exchange of Pre-Exchange Offer Securities.

  "Appraisal Date," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the last day of the calendar month preceding the month in which the Selection Date occurs.

  "Appraiser" means each of the First Appraiser, the Second Appraiser and the Mutually Designated Appraiser.

  "Committed Acquisition Shares" means (i) the shares of Series A Liberty Media Group Common Stock that the Company had, prior to the record date for the Liberty Media Group Distribution on August 10, 1995, agreed to issue, but as of such record date had not issued, and (ii) the shares of Series A Liberty Media Group Common Stock that are issuable upon conversion, exercise or exchange of Convertible Securities that the

Company had, prior to the record date for the Liberty Media Group Distribution, agreed to issue, but as of such record date had not issued, in each case including obligations of the Company to issue shares of the Company's Class A Common Stock, par value $1.00 per share (which has been redesignated Series A TCI Group Common Stock), which as a result of the Liberty Media Group Distribution, constitute obligations to issue, among other securities, Series A Liberty Media Group Common Stock or Convertible Securities which are convertible into or exercisable or exchangeable for Series A Liberty Media Group Common Stock; provided, however, that Committed Acquisition Shares will not include any shares of Liberty Media Group Common Stock issuable upon conversion, exercise or exchange of Pre-Distribution Convertible Securities. The type and amount of Committed Acquisition Shares issuable will be appropriately adjusted to reflect subdivisions and combinations of the Series A Liberty Media Group Common Stock and dividends or distributions of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock to holders of Series A Liberty Media Group Common Stock and other reclassifications of the Series A Liberty Media Group Common Stock, in each case occurring (or the record date for which occurs) after the Liberty Media Group Distribution. The shares of Series A Liberty Media Group Common Stock issuable upon conversion of the Series H Preferred Stock constitute Committed Acquisition Shares.

  "Convertible Securities" means any securities of the Company (other than any series of Common Stock) or any Subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

  "Disposition" means the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

  "DGCL" means the General Corporation Law of the State of Delaware.

  "Exchange Offers" means those certain offers made by the Company to exchange
(i) two shares of Series A TCI Ventures Group Common Stock for each share of Series A TCI Group Common Stock properly tendered and not validly withdrawn, up to 188,661,300 shares of Series A TCI Group Common Stock (the "Series A Maximum"), and (ii) two shares of Series B TCI Ventures Group Common Stock for each share of Series B TCI Group Common Stock properly tendered and not validly withdrawn, up to 16,266,400 shares of Series B TCI Group Common Stock (the "Series B Maximum"), upon the terms and subject to the conditions set forth in the Offering Circular of the Company, dated August 7, 1997, and the related letters of transmittal.

  "First Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing selected by the Company to make such determination.

  "Higher Appraised Amount" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

  "Initial Ventures Options" means those certain options to purchase shares of Series A TCI Ventures Group Common Stock that were issued effective upon the consummation of the Exchange Offers, in connection with the adjustment of the Adjustable Options. For purposes of this definition, the term "Adjustable Options" means those options to purchase shares of Series A TCI Group Common Stock that were outstanding immediately prior to the consummation of the Exchange Offers under any Existing Stock Plan (as defined below), which options the Board of Directors and, if applicable, the committee of the Board of Directors charged with the administration of such Existing Stock Plan, determined to adjust for the effects of the Exchange Offers by the issuance, in substitution for and in cancellation of each such Adjustable Option effective upon the consummation of the Exchange Offers, of an Initial Ventures Option to purchase a number of shares of Series A TCI Ventures Group Common Stock initially equal to 30% (rounded up to the next whole number) of the number of shares of Series A TCI Group Common Stock that would have been issuable upon exercise of such Adjustable Option immediately prior to the consummation of the Exchange Offers, and an option to purchase a number of shares of Series A TCI Group Common Stock equal to 70% (rounded down to the next whole number) of the number of shares of Series A TCI Group Common Stock that would have been issuable upon exercise of such Adjustable Option immediately prior to the consummation of the Exchange Offers, together with such other securities as were then issuable upon exercise of such Adjustable Option (and, in each case, having such other terms consistent with the terms of the Adjustable Option for which they are exchanged as the Board of Directors or the committee, as applicable, determines). The term "Existing Stock Plans" means each of the following: the Tele-Communications, Inc. 1994 Stock Incentive Plan, the Tele-Communications, Inc. 1995 Employee Stock Incentive Plan and the Tele-Communications, Inc. 1996 Incentive Plan.

  "Inter-Group Interest" of the TCI Group in the Liberty Media Group or the TCI Ventures Group means any common stockholders' equity value of the Company attributable to the Liberty Media Group or the TCI Ventures Group, as the case may be, that is not represented by outstanding shares of Liberty Media Group Common Stock or TCI Ventures Group Common Stock, as the case may be. The TCI Group's Inter-Group Interest in the Liberty Media Group is represented by the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest and the TCI Group's Inter-Group Interest in the TCI Ventures Group is represented by the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest.

  "Liberty Media Group" means as of any date of determination thereof:

    (i) the interest of the Company or any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets,

    (ii) all assets and liabilities of the Company or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of Liberty Media Corporation or any of its subsidiaries (or a successor as described in clause (i) of this sentence),

    (iii) all assets and properties contributed or otherwise transferred to the Liberty Media Group from the TCI Group, and

    (iv) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the Liberty Media Group, as determined by the Board of Directors;

provided that (a) from and after any dividend or other distribution with respect to any shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause
(i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of the Company attributed to the Liberty Media Group for which provision will be made as described in the penultimate sentence of this definition), the Liberty Media Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the Liberty Media Group to the TCI Group, the Liberty Media Group will no longer include the assets or properties so transferred. If the Company pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in securities of the Company attributed to the Liberty Media Group other than Liberty Media Group Common Stock, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of Liberty Media Group Common Stock, the Liberty Media Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the Liberty Media Group will in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group.

  "Liberty Media Group Distribution" shall mean the share distribution of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock made to the holders of record of Series A TCI Group Common Stock and Series B TCI Group Common Stock as of the close of business on August 4, 1995.

  "Liberty Media Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date and
(b) the aggregate number of shares of Liberty Media Group Common Stock outstanding as of such date.

  "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Company in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the TCI Ventures Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the Liberty Media Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Company's obligations with respect to Pre-Distribution Convertible Securities and Committed Acquisition Shares issuable which are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction) in respect of Preferred Stock attributed to the Liberty Media Group. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the Board of Directors determines to pay a dividend or redemption price in cash or securities or other property as provided in the penultimate paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock."

  "Liberty Media Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of Liberty Media Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Liberty Media Group Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest as of such date.

  "Lower Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the lower of the respective final views of the First Appraiser and the Second Appraiser as to such private market value.

  "Market Capitalization" of any class or series of capital stock of the Company on any Trading Day shall mean the product of (i) the Market Value of one share of such class or series on such Trading Day and (ii) the number of shares of such class or series outstanding on such Trading Day.

  "Market Value" of any class or series of capital stock of the Company on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Company, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of such class or series as determined by the Board of Directors; provided that for purposes of determining the ratios described under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of the Company," "--Conversion and Redemption--Conversion of TCI Ventures Group Common Stock at the Option of the Company," "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," and "--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" and as described under "--Liquidation Rights," (a) the "Market Value" of any share of any series of Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of Common Stock shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors and (b) the "Market Value" of any share of any series of Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of Common Stock in shares of such series of Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

  "Mutually Appraised Amount," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the determination by the Mutually Designated Appraiser of such private market value.

  "Mutually Designated Appraiser" shall mean, if required with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, the investment banking firm of recognized national standing jointly designated by the First Appraiser and the Second Appraiser to make such determination.

  "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest" is currently zero and will from time to time be (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Series A Liberty Media Group Common Stock and dividends or distributions of shares of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock to holders of Series A Liberty Media Group Common Stock and other reclassifications of Series A Liberty Media Group Common Stock, (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or sold by the Company after the Liberty Media Group Distribution other than Committed Acquisition Shares, the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for

Committed Acquisition Shares), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered by the Company as a dividend or distribution to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, (d) the aggregate number of shares of Series A Liberty Media Group Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) issued or delivered by the Company after the Liberty Media Group Distribution as a dividend or distribution or by reclassification or exchange to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock and (e) the aggregate number of shares of Series A Liberty Media Group Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board of Directors) of assets or properties attributed to the Liberty Media Group that are transferred from the Liberty Media Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of Series A Liberty Media Group Common Stock as of the date of such transfer, and (iii) increased by (a) the aggregate number of any shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group,
(b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board of Directors) of assets or properties theretofore attributed to the TCI Group that are contributed to the Liberty Media Group in consideration of an increase in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, divided by the Market Value of one share of Series A Liberty Media Group Common Stock as of the date of such contribution and (c) the aggregate number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group." The Company will not issue or sell shares of Series B Liberty Media Group Common Stock in respect of a reduction in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest. Whenever a change in the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest occurs, the Company will prepare and file a statement of such change with the Secretary of the Company.

  "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest" is currently zero and will from time to time, as applicable, be (i) adjusted as appropriate to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and dividends or distributions of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and other reclassifications of the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, (ii) decreased (but not to less than zero) by (a) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or sold by the Company after the consummation of the Exchange Offers the proceeds of which are attributed to the TCI Group, (b) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered upon conversion, exercise or exchange of Convertible Securities (other than Pre-Exchange Offer Securities), the proceeds of which are attributed to the TCI Group, (c) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered by the Company as a dividend or distribution to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, (d) the aggregate number of shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock issued or delivered upon the conversion, exercise or exchange of any Convertible Securities (other than Pre-Exchange Offer Securities) issued or delivered by the Company after the consummation of the Exchange Offers as a dividend or distribution or by reclassification or exchange to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock and (e) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock (rounded, if necessary, to the nearest whole number), equal to the aggregate fair value (as determined by the Board of Directors) of assets or properties attributed to the TCI Ventures Group that are transferred from the TCI Ventures Group to the TCI Group in consideration of a reduction in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, divided by the Market Value of one share of Series A TCI Ventures Group Common Stock as of the date of such transfer, and (iii) increased by (a) the aggregate number of any shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock which are retired or otherwise cease to be outstanding following their purchase with funds attributed to the TCI Group, (b) a number (rounded, if necessary, to the nearest whole number), equal to the fair value (as determined by the Board of Directors) of assets or properties theretofore attributed to the TCI Group that are contributed to the TCI Ventures Group in consideration of an increase in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, divided by the Market Value of one share of Series A TCI Ventures Group Common Stock as of the date of such contribution and (c) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock into or for which Convertible Securities are deemed to be converted, exercised or exchanged pursuant to the last sentence of the definition of "TCI Group." Whenever a change in the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest occurs, the Company shall prepare and file a statement of such change with the Secretary of the Company.

  "Pre-Distribution Convertible Securities" means Convertible Securities that were outstanding on the record date for the Liberty Media Group Distribution and were, prior to such date, convertible into or exercisable or exchangeable for shares of the Company's Class A Common Stock, par value $1.00 per share (which has been redesignated Series A TCI Group Common Stock).

  "Pre-Exchange Offer Securities" means the TCI-UA Notes and the Initial Ventures Options.

  "Qualifying Subsidiary" shall mean a Subsidiary of the Company in which (i) the Company's ownership and voting interest is sufficient to satisfy the requirements of the Internal Revenue Service for (x), in the case of a Subsidiary that holds assets attributed to the Liberty Media Group, a distribution of the Company's interest in such Subsidiary to the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock that is tax free to such holders or (y), in the case of a Subsidiary that holds assets attributed to the TCI Ventures Group, a distribution of the Company's interest in such Subsidiary to the holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock that is tax free to such holders or (ii) the Company owns, directly or indirectly, all of the issued and outstanding capital stock.

  "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group or the TCI Ventures Group, as the case may be, in which the Company receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group or the TCI Ventures Group, as the case may be, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group or the TCI Ventures Group, as the case may be, or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group or the TCI Ventures Group, as the case may be, prior to such Disposition, as determined in good faith by the Board of Directors.

  "Second Appraiser" means, with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing selected by the Independent Committee to make such determination.

  "Selection Date," with respect to any determination of the Liberty Media Group Private Market Value or the TCI Ventures Group Private Market Value, shall mean the date upon which the Second Appraiser for such determination is selected by the Independent Committee.

  "Subsidiary" shall mean, with respect to any person or entity, any corporation or partnership 50% or more of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such person or entity.

  "TCI Group" means as of any date of determination thereof:

    (i) the interest of the Company or any of its subsidiaries in all of the businesses in which the Company or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of the Company or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group or the TCI Ventures Group;

    (ii) a proportionate interest in the businesses, assets and liabilities of the Liberty Media Group equal to the Liberty Media Group Inter-Group Interest Fraction as of such date and a proportionate interest in the businesses, assets and liabilities of the TCI Ventures Group equal to the TCI Ventures Group Inter-Group Interest Fraction as of such date;

    (iii) from and after any dividend or other distribution with respect to shares of Liberty Media Group Common Stock (other than a dividend or other distribution payable in shares of Liberty Media Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest," or in other securities of the Company attributed to the Liberty Media Group, for which provision will be made as described in the second sentence of this definition), an amount of assets or properties theretofore included in the Liberty Media Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of Liberty Media Group Common Stock multiplied by a fraction the numerator of which is equal to the Liberty Media Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the Liberty Media Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution;

    (iv) from and after any dividend or other distribution with respect to shares of TCI Ventures Group Common Stock (other than a dividend or other distribution payable in shares of TCI Ventures Group Common Stock, with respect to which adjustment will be made as described in clause (i) of the definition of "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest," or in other securities of the Company attributed to the TCI Ventures Group, for which provision will be made as described in the penultimate sentence of this definition), an amount of assets or properties theretofore included in the TCI Ventures Group equal to the aggregate amount of such kind of assets or properties so paid in respect of such dividend or other distribution with respect to shares of TCI Ventures Group Common Stock multiplied by a fraction the numerator of which is equal to the TCI Ventures Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the TCI Ventures Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution; and

    (v) any assets or properties transferred from the Liberty Media Group or the TCI Ventures Group to the TCI Group;

provided that, from and after any contribution or transfer of any assets or properties from the TCI Group to the Liberty Media Group or the TCI Ventures Group, the TCI Group will no longer include such assets or properties so contributed or transferred (other than pursuant to its interest in the businesses, assets and liabilities of the Liberty Media Group or the TCI Ventures Group, as applicable, described in clause (ii) above). If the Company pays a dividend or makes any other distribution with respect to shares of Liberty Media Group Common Stock payable in other securities of the Company attributed to the Liberty Media Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iii) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of Liberty Media Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. If the Company pays a dividend or makes any other distribution with respect to shares of TCI Ventures Group Common Stock payable in other securities of the Company attributed to the TCI Ventures Group, the TCI Group will be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (iv) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to holders of TCI Ventures Group Common Stock, the TCI Group will include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distribution in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Group will in such case no longer include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities will no longer be deemed to be held by the TCI Group or attributed to the Liberty Media Group or the TCI Ventures Group, as applicable.

  "TCI-UA Notes" shall mean those certain convertible notes due December 12, 2021 issued by TCI UA, Inc., a Subsidiary of the Company, which notes were, prior to the consummation of the Exchange Offers, exchangeable for shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock.

  "TCI Ventures Group" shall mean, as of any date that any shares of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock have been issued and continue to be outstanding:

    (i) the interest of the Company or of any of its subsidiaries in any of the following persons or any of their respective subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets:
  TCI Ventures Group, LLC, Tele-Communications International, Inc., TCI Telephony Holdings, Inc., New Jersey Fiber Technologies, L.P., Louisville Lightwave, Western Tele-Communications, Inc., TCI GCI, Inc., TCI UVSG, Inc., Acclaim Entertainment, Inc., TCI TSX, Inc., Intessera, Inc., TCI-TVGOS, Inc., TCI MCNS Holdings, Inc., TCI ETC Holdings, Inc., TCI Internet Holdings, Inc., TCI Online Sports Holdings, Inc., TCI Online Village Holdings, Inc., TCI INZ Sports Holdings, Inc., TCI Netscape Holdings, Inc., TCI Java, Inc., National Digital Television Center, Inc., TCI SUMMITrak of Texas, Inc., TCI SUMMITrak, LLC, DigiVentures, LLC, Kitty Hawk Capital Limited Partners, II, New Enterprise Associates, IV, Limited Partnership, Venture First II, L.P., TVSM, Inc.,

    (ii) all assets and liabilities of the Company or any of its subsidiaries to the extent attributed to any of the properties or assets referred to in clause (i) of this sentence, whether or not such assets or liabilities are assets and liabilities of any of the Persons named in clause (i) or any of their respective subsidiaries (or any successor as described in clause (i) of this sentence),

    (iii) the proceeds of exercise of the Initial Ventures Options and the expense of exercise of any related stock appreciation rights,

    (iv) all assets and properties contributed or otherwise transferred to the TCI Ventures Group from the TCI Group, and

    (v) the interest of the Company or any of its subsidiaries in the businesses, assets and liabilities acquired by the Company or any of its subsidiaries for the TCI Ventures Group, as determined by the Board of Directors;

provided that, (a) from and after any dividend or other distribution with respect to any shares of TCI Ventures Group Common Stock (other than a dividend or other distribution payable in shares of TCI Ventures Group Common Stock, with respect to which adjustment shall be made as provided in clause
(i) of the definition of "Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest," or in other securities of the Company attributed to the TCI Ventures Group for which provision shall be made as set forth in the penultimate sentence of this definition), the TCI Ventures Group will no longer include an amount of assets or properties equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of TCI Ventures Group Common Stock multiplied by a fraction the numerator of which is equal to the TCI Ventures Group Inter-Group Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and the denominator of which is equal to the TCI Ventures Group Outstanding Interest Fraction in effect immediately prior to the record date for such dividend or other distribution and (b) from and after any transfer of assets or properties from the TCI Ventures Group to the TCI Group, the TCI Ventures Group shall no longer include the assets or properties so transferred. If the Company pays a dividend or makes any other distribution with respect to shares of TCI Ventures Group Common Stock payable in securities of the Company attributed to the TCI Ventures Group other than TCI Ventures Group Common Stock, the TCI Group shall be deemed to hold an amount of such other securities equal to the amount so distributed multiplied by the fraction specified in clause (a) of this definition (determined as of a time immediately prior to the record date for such dividend or other distribution), and to the extent interest or dividends are paid or other distributions are made on such other securities so distributed to the holders of TCI Ventures Group Common Stock, the TCI Ventures Group will no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends or other distributions in respect of such securities so deemed to be held by the TCI Group. The Company may also, to the extent any such other securities constitute Convertible Securities which are at the time convertible, exercisable or exchangeable, cause such Convertible Securities deemed to be held by the TCI Group to be deemed to be converted, exercised or exchanged (and to the extent the terms of such Convertible Securities require payment or delivery of consideration in order to effect such conversion, exercise or exchange, the TCI Ventures Group shall in such case include an amount of the kind of properties or assets required to be paid or delivered as such consideration for the amount of the Convertible Securities deemed converted, exercised or exchanged as if such Convertible Securities were outstanding), in which case such Convertible Securities shall no longer be deemed to be held by the TCI Group or attributed to the TCI Ventures Group.

  "TCI Ventures Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and (b) the aggregate number of shares of TCI Ventures Group Common Stock outstanding as of such date.

  "TCI Ventures Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the TCI Ventures Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the Company in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the Liberty Media Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the TCI Ventures Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations (without duplication of amounts allocated for the satisfaction of the Company's obligations with respect to Pre-Exchange Offer Securities which are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction) in respect of Preferred Stock attributed to the TCI Ventures Group. For purposes of this definition, any properties and assets of the TCI Ventures Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the Board of Directors determines to pay a dividend or redemption price in cash or securities or other property as provided in the third paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock."

  "TCI Ventures Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of TCI Ventures Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of TCI Ventures Group Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date.

  "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the Corporation is not traded on the Nasdaq National Market System or in the over-the-counter market.

 Voting Rights

  Holders of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock, in each case, are entitled to one vote for each share of such stock held, and holders of Series B TCI Group Common Stock, Series B Liberty Media Group Common Stock and Series B TCI Ventures Group Common Stock, in each case, are entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any class of Preferred Stock or any series of such a class, in the Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by the Charter), the holders of TCI Group Common Stock, the holders of Liberty Media Group Common Stock, the holders of TCI Ventures Group Common Stock and the holders of each class or series of Preferred Stock, if any, entitled to vote thereon will vote as one class with respect to all matters to be voted on by stockholders of the Company.

  None of the holders of Series A TCI Group Common Stock, Series B TCI Group Common Stock, Series A Liberty Media Group Common Stock, Series B Liberty Media Group Common Stock, Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock have any rights to vote as a separate class or series on any matter coming before the stockholders of the Company, except with respect to certain limited class and series voting rights provided under the Delaware General Corporation Law ("DGCL"). Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter of such corporation that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class. Because the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock are each a separate series of a single class of stock, each series will be entitled to vote separately as a class upon an amendment to the Charter that would alter or change the powers, preferences or special rights of such series so as to affect them adversely only if the other series were not so affected. The DGCL does not provide for any other separate voting rights of a class or series of capital stock (other than with respect to a change in par value or, in certain circumstances not applicable in the case of the Company's outstanding stock, an increase or decrease in the authorized shares of such class or series). Consequently, because most matters brought to a stockholder vote will require the approval of only a specified percentage of all of the Company's outstanding capital stock entitled to vote on such matters (including the TCI Group Common Stock, the Liberty Media Group Common Stock and the TCI Ventures Group Common Stock) voting together as a single class, if the holders of one or more series of Common Stock have more than the number of votes required to approve any such matter, such holders would be in a position to control the outcome of the vote on such matter.

 Dividends

  Subject to the prior payment of dividends on, and other rights of, any of the outstanding shares of Preferred Stock, dividends may be paid as determined by the Board of Directors (i) on the TCI Group Common Stock out of the lesser of (x) the TCI Group Available Dividend Amount and (y) funds of the Company legally available therefor under the DGCL, (ii) on the Liberty Media Group Common Stock out of the lesser of (x) the Liberty Media Group Available Dividend Amount and (y) funds of the Company legally available therefor under the DGCL, and (iii) on the TCI Ventures Group Common Stock out of the lesser of (x) the TCI Ventures Group Available Dividend Amount and (y) funds of the Company legally available therefor under the DGCL. Under the DGCL, the amount of the funds of the Company legally available for the payment of dividends on any series of Common Stock is determined on the basis of the entire corporation and not just the TCI Group, the Liberty Media Group or the TCI Ventures Group. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the TCI Group, the Liberty Media Group or the TCI Ventures Group and any dividends or distributions on, or repurchases of, the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock, if any, and dividends on, or certain repurchases of, Preferred Stock. Certain loan agreements to which certain subsidiaries of the Company are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

  The "TCI Group Available Dividend Amount," as of any date, means either (i) the excess of (a) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of Preferred Stock attributed to the TCI Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period, determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group, including income and expenses of TCI attributed to the operations of the TCI Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Group Available Dividend Amount.

  The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Liberty Media Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of Preferred Stock attributed to the Liberty Media Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings
(Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group, including income and expenses of the Company attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media

Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation. There can be no assurance that there will be a Liberty Media Group Available Dividend Amount.

  The "TCI Ventures Group Available Dividend Amount," as of any date, means the product of the TCI Ventures Group Outstanding Interest Fraction and either
(i) the excess of (a) an amount equal to the total assets of the TCI Ventures Group less the total liabilities (not including preferred stock) of the TCI Ventures Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Ventures Group Common Stock and each class or series of Preferred Stock attributed to the TCI Ventures Group or (ii) in case there is no such excess, an amount equal to the Corporation Earnings (Loss) Attributable to the TCI Ventures Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Corporation Earnings (Loss) Attributable to the TCI Ventures Group," for any period, means the net earnings or loss of the TCI Ventures Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Ventures Group for such period as presented in the combined financial statements of the TCI Ventures Group, including income and expenses of the Company attributed to the operations of the TCI Ventures Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Ventures Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Ventures Group Common Stock under the DGCL if the TCI Ventures Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Ventures Group Available Dividend Amount.

  Except for dividends declared or paid as described below under "--Share Distributions," "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," any dividends paid on the Series A TCI Group Common Stock or the Series B TCI Group Common Stock will be paid only on both series, in equal amounts per share; any dividends paid on the Series A Liberty Media Group Common Stock or the Series B Liberty Media Group Common Stock will be paid only on both series, in equal amounts per share; and any dividends paid on the Series A TCI Ventures Group Common Stock or the Series B TCI Ventures Group Common Stock will be paid only on both series, in equal amounts per share.

  The Board of Directors, subject to the provisions described above and under "--Share Distributions" below, has the authority and discretion to declare and pay dividends on the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock in equal or unequal amounts, notwithstanding the relationship among the TCI Group Available Dividend Amount, the Liberty Media Group Available Dividend Amount and the TCI Ventures Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock or any other factor.

  At the time of any dividend or other distribution on the outstanding shares of Liberty Media Group Common Stock (including any dividend of Liberty Media Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the Liberty Media Group as described below under "-- Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the Liberty Media Group) be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of Liberty Media Group Common Stock times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

  At the time of any dividend or other distribution on the outstanding shares of TCI Ventures Group Common Stock (including any dividend of TCI Ventures Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the TCI Ventures Group as described under "-- Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the TCI Ventures Group) be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of TCI Ventures Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of TCI Ventures Group Common Stock times (ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

 Share Distributions

  Distributions on TCI Group Common Stock. If at any time after the initial issuance of shares of TCI Ventures Group Common Stock, a distribution paid in TCI Group Common Stock, TCI Ventures Group Common Stock, Liberty Media Group Common Stock, or any other securities of the Company or any other person (a "share distribution"), is made with respect to the TCI Group Common Stock, such share distribution will be declared and paid only as follows:

    (i) a share distribution consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series B TCI Group Common Stock;

    (ii) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; provided that the sum of (A) the aggregate number of shares of Series A Liberty Media Group Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares) is less than or equal to the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest;

    (iii) a share distribution consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Ventures Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series B TCI Group Common Stock; provided that the sum of (A) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock to be so distributed (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so distributed) and (B) the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Exchange Offer Securities) is less than or equal to the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest; and

    (iv) a share distribution consisting of any class or series of securities of the Company or any other person other than TCI Group Common Stock, Liberty Media Group Common Stock or TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock, Liberty Media Group Common Stock or TCI Ventures Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Group Common Stock and another class or series of securities to holders of Series B TCI Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  The Company will not reclassify, subdivide or combine the Series A TCI Group Common Stock without reclassifying, subdividing or combining the Series B TCI Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B TCI Group Common Stock without reclassifying, subdividing or combining the Series A TCI Group Common Stock, on an equal per share basis.

  Distributions on Liberty Media Group Common Stock. If at any time a share distribution is to be made with respect to the Liberty Media Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

    (i) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Series B Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A Liberty Media Group Common Stock and, on an equal per share basis, shares of Series B Liberty Media Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B Liberty Media Group Common Stock) to holders of Series B Liberty Media Group Common Stock; and

    (ii) a share distribution consisting of any class or series of securities of the Company or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or TCI Ventures Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A Liberty Media Group Common Stock and another class or series of securities to holders of Series B Liberty Media Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  Because under the Charter the Liberty Media Group is not permitted to have an Inter-Group Interest in either the TCI Group or the TCI Ventures Group, no distributions on the Liberty Media Group Common Stock of shares of TCI Group Common Stock (or related Convertible Securities) or TCI Ventures Group Common Stock (or related Convertible Securities) are permitted.

  The Company will not reclassify, subdivide or combine the Series A Liberty Media Group Common Stock without reclassifying, subdividing or combining the Series B Liberty Media Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B Liberty Media Group Common Stock without reclassifying, subdividing or combining the Series A Liberty Media Group Common Stock, on an equal per share basis.

  Distributions on TCI Ventures Group Common Stock. If at any time a share distribution is to be made with respect to the TCI Ventures Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

    (i) a share distribution consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and, on an equal per share basis, shares of Series B TCI Ventures Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series B TCI Ventures Group Common Stock; and

    (ii) a share distribution consisting of any class or series of securities of the Company or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Ventures Group Common Stock and another class or series of securities to holders of Series B TCI Ventures Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

  Because under the Charter the TCI Ventures Group is not permitted to have an Inter-Group Interest in either the TCI Group or the Liberty Media Group, no distributions on the TCI Ventures Group Common Stock of shares of TCI Group Common Stock (or related Convertible Securities) or Liberty Media Group Common Stock (or related Convertible Securities) are permitted.

  The Company will not reclassify, subdivide or combine the Series A TCI Ventures Group Common Stock without reclassifying, subdividing or combining the Series B TCI Ventures Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B TCI Ventures Group Common Stock without reclassifying, subdividing or combining the Series A TCI Ventures Group Common Stock, on an equal per share basis.

 Conversion and Redemption

  Conversion at the Option of the Holder. Each share of Series B TCI Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A TCI Group Common Stock. Each share of Series B Liberty Media Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A Liberty Media Group Common Stock. Each share of Series B TCI Ventures Group Common Stock is convertible, at the option of the holder thereof, into one share of Series A TCI Ventures Group Common Stock. Shares of Series A TCI Group Common Stock are not convertible into shares of Series B TCI Group Common Stock; shares of Series A Liberty Media Group Common Stock are not convertible into shares of Series B Liberty Media Group Common Stock; and shares of Series A TCI Ventures Group Common Stock are not convertible into shares of Series B TCI Ventures Group Common Stock.

  Conversion of Liberty Media Group Common Stock at the Option of the Company. The Board of Directors may at any time declare that (i) all of the outstanding shares of Series A Liberty Media Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the Liberty Media Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Series B Liberty Media Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the Liberty Media Group Optional Conversion Ratio. As more fully described below, the Liberty Media Group Optional Conversion Ratio is the ratio of the private market value of a share of Liberty Media Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

  Under the Charter, the "Liberty Media Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the Liberty Media Group Common Stock Per Share Value by (y) the average Market Value of one share of Series A TCI Group Common Stock over the 20-Trading Day period ending on the Trading Day preceding the Appraisal Date. The Liberty Media Group Common Stock Per Share Value will equal the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, which will be determined in the manner described below.

  The "Liberty Media Group Private Market Value" means an amount equal to the private market value of the Liberty Media Group as of the Appraisal Date. In the event that the Company determines to establish the Liberty Media Group Private Market Value, the Company shall designate the First Appraiser and a committee of the Board of Directors all of whose members are independent directors as determined under the Nasdaq National Market rules (the "Independent Committee") shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the Liberty Media Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the Liberty Media Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount,
(a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the Liberty Media Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

  Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the Liberty Media Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the Liberty Media Group, as if the Liberty Media Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the Liberty Media Group other than that which would have existed if the Liberty Media Group were a publicly traded non-controlled entity.

  Following the determination of the Liberty Media Group Private Market Value, the investment banking firms whose final views of the private market value of the Liberty Media Group were used in the calculation of the Liberty Media Group Private Market Value will determine the Adjusted Outstanding Shares of Liberty Media Group Common Stock together with any further appropriate adjustments to the Liberty Media Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of Liberty Media Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of Liberty Media Group Common Stock outstanding, the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest, the number of Committed Acquisition Shares issuable, the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Distribution Convertible Securities and the number of shares of Liberty Media Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Distribution Convertible Securities and other than Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "Liberty Media Group Common Stock Per Share Value" means the quotient obtained by dividing the Liberty Media Group Private Market Value by the Adjusted Outstanding Shares of Liberty Media Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the Liberty Media Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

  If the Company determines to convert shares of Series A Liberty Media Group Common Stock into Series A TCI Group Common Stock and shares of Series B Liberty Media Group Common Stock into Series B TCI Group Common Stock at the Liberty Media Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Company determines not to undertake such conversion, the Company may at any time thereafter undertake to reestablish the Liberty Media Group Common Stock Per Share Value as of a subsequent date.

  Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of Liberty Media Group Common Stock from retaining their interest in a security reflecting separately the business of the Liberty Media Group. In addition, the adjustments in respect of Pre-Distribution Convertible Securities and Committed Acquisition Shares would dilute the interests of holders of Liberty Media Group Common Stock upon any conversion of shares of Liberty Media Group Common Stock into TCI Group Common Stock at the Liberty Media Group Optional Conversion Ratio.

  Conversion of TCI Ventures Group Common Stock at the Option of the
Company. The Board of Directors may at any time declare that (i) all of the outstanding shares of Series A TCI Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the TCI Ventures Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Series B TCI Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the TCI Ventures Group Optional Conversion Ratio. As more fully described below, the TCI Ventures Group Optional Conversion Ratio is the ratio of the private market value of a share of TCI Ventures Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

  Under the Charter, the "TCI Ventures Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the TCI Ventures Group Common Stock Per Share Value by (y) the average Market Value of one share of Series A TCI Group Common Stock over the 20-Trading Day period ending on the Trading Day preceding the Appraisal Date. The TCI Ventures Group Common Stock Per Share Value will equal the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCI Ventures Group Common Stock, which will be determined in the manner described below.

  The "TCI Ventures Group Private Market Value" means an amount equal to the private market value of the TCI Ventures Group as of the Appraisal Date. In the event that the Company determines to establish the TCI Ventures Group Private Market Value, the Company shall designate the First Appraiser and the Independent Committee shall designate the Second Appraiser. Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the TCI Ventures Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the Higher Appraised Amount is not more than 120% of the Lower Appraised Amount, the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate the Mutually Designated Appraiser to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine the Mutually Appraised Amount, and the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the TCI Ventures Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

  Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the TCI Ventures Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the TCI Ventures Group, as if the TCI Ventures Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the TCI Ventures Group other than that which would have existed if the TCI Ventures Group were a publicly traded non-controlled entity.

  Following the determination of the TCI Ventures Group Private Market Value, the investment banking firms whose final views of the private market value of the TCI Ventures Group were used in the calculation of the TCI Ventures Group Private Market Value will determine the Adjusted Outstanding Shares of TCI Ventures Group Common Stock together with any further appropriate adjustments to the TCI Ventures Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of TCI Ventures Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of TCI Ventures Group Common Stock outstanding, the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, the number of shares of TCI Ventures Group Common Stock issuable upon the conversion, exercise or exchange of all Pre-Exchange Offer Securities, and the number of shares of TCI Ventures Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Exchange Offer Securities) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "TCI Ventures Group Common Stock Per Share Value" means the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCI Ventures Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the TCI Ventures Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

  If the Company determines to convert shares of Series A TCI Ventures Group Common Stock into Series A TCI Group Common Stock and shares of Series B TCI Ventures Group Common Stock into Series B TCI Group Common Stock at the TCI Ventures Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Company determines not to undertake such conversion, the Company may at any time thereafter undertake to reestablish the TCI Ventures Group Common Stock Per Share Value as of a subsequent date.

  Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of TCI Ventures Group Common Stock from retaining their interest in a security reflecting separately the business of the TCI Ventures Group. In addition, the adjustments in respect of Pre-Exchange Offer Securities would dilute the interests of holders of TCI Ventures Group Common Stock upon any conversion of shares of TCI Ventures Group Common Stock into TCI Group Common Stock at the TCI Ventures Group Optional Conversion Ratio.

  Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock. Upon the Disposition, in one transaction or a series of related transactions by the Company and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more persons, entities or groups, the Company is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by the Company of all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Company, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Conversion and Redemption--Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary," "-- Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which the Company, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction. For these purposes, "substantially all of the properties and assets of the Liberty Media Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the Liberty Media Group as of such date.

  The action the Company is required to take is to either:

    (i) subject to the limitations described under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of Liberty Media Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the penultimate paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock"), in an aggregate amount equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the Liberty Media Group Net Proceeds;

    (ii) provided that there are assets of the Company legally available therefor and the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
  (i) of this paragraph, then:

      (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction as of the date of such redemption and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock is the same); or

      (B) if such Disposition involves substantially all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the Liberty Media Group Outstanding Interest Fraction as of the date shares are selected for redemption and the Liberty Media Group Net Proceeds of such Disposition to the redemption of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the penultimate paragraph under this caption) to shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A Liberty Media Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A Liberty Media Group Common Stock and each share of Series B Liberty Media Group Common Stock is the same); or

    (iii) convert (A) each outstanding share of Series A Liberty Media Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (B) each outstanding share of Series B Liberty Media Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A Liberty Media Group Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph.

  The Company may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion or Liberty Media Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the Liberty Media Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Company, the Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A Liberty Media Group Common Stock and another class or series of securities to holders of Series B Liberty Media Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock. The Related Business Transaction exception to the foregoing requirements would enable the Company to enter into transactions in which the properties or assets of the Liberty Media Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the Liberty Media Group while maintaining the capital structure and delineation of business groups of the Liberty Media Group.

  The effect of using the Adjusted Liberty Media Group Outstanding Interest Fraction, instead of the Liberty Media Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of Liberty Media Group Common Stock following a Disposition of all of the properties and assets of the Liberty Media Group is to allocate to the TCI Group a portion of the Liberty Media Group Net Proceeds of the

Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by the Company upon any post-Disposition conversion, exercise or exchange of Pre-Distribution Convertible Securities that is in substitution for shares of Liberty Media Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such Distribution and to make similar provision for the Company's obligation in respect of any Committed Acquisition Shares that remain issuable. To the extent such Pre-Distribution Convertible Securities and Committed Acquisition Shares are included in the determination of the Adjusted Liberty Media Group Outstanding Interest Fraction, the Company's obligations in respect of such securities would not be a reduction in the calculation of the Liberty Media Group Net Proceeds. In the event any redemption of the Liberty Media Group Common Stock or conversion of the Liberty Media Group Common Stock into TCI Group Common Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Distribution Convertible Securities, Committed Acquisition Shares or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange, the TCI Group will segregate and hold such securities or other property separate (in the case of any securities or property other than TCI Group Common Stock), or duly reserve shares of TCI Group Common Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Distribution Convertible Securities, Committed Acquisition Shares or other Convertible Securities. In the event the holders of any such Pre-Distribution Convertible Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion or exercise right or the retirement of such security, or the acquisition relating to such Committed Acquisition Shares is not consummated (or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares are not converted, exercised or exchanged), then the securities or other property so reserved shall revert to the TCI Group and the former holders of Liberty Media Group Common Stock shall have no interest in such securities or property.

  At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the Liberty Media Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of Liberty Media Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the Liberty Media Group Inter-Group Interest Fraction and the denominator of which is the Liberty Media Group Outstanding Interest Fraction.

  The option to convert the Liberty Media Group Common Stock into TCI Group Common Stock in the event of a Disposition provides the Company with additional flexibility by allowing the Company to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when the Company did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when the Company desired to retain such proceeds.

  If less than substantially all of the properties and assets of the Liberty Media Group were disposed of by the Company in one transaction, the Company would not be required to pay a dividend on, redeem or convert the outstanding shares of Liberty Media Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the Liberty Media Group were disposed of by the Company, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the Liberty Media Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the Liberty Media Group at such time. If less than substantially all of the properties and assets of the Liberty Media Group were disposed of by the Company, the holders of the Liberty Media Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the Board of Directors could determine, in its sole discretion, to pay a dividend on the Liberty Media Group Common Stock in an amount related to the proceeds of such Disposition.

  Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock. Upon the Disposition in one transaction or a series of related transactions by the Company and its subsidiaries of all or substantially all of the properties and assets of the TCI Ventures Group to any one or more persons, entities or groups, the Company is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by the Company of all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Company, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Conversion and Redemption--Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary" "-- Dividends," "--Share Distributions," or "--Liquidation Rights," (c) to any person, entity or group which the Company, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction. For these purposes, "substantially all of the properties and assets of the TCI Ventures Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the TCI Ventures Group as of such date.

  The action the Company is required to take is to either:

    (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of TCI Ventures Group Common Stock equally on a share for share basis (subject to the provisions described in the second sentence of the third paragraph under this caption "--Mandatory Dividends, Redemption or Conversion of TCI Ventures Group Common Stock,") in an aggregate amount equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the TCI Ventures Group Net Proceeds of such Disposition;

    (ii) provided that there are assets of the Company legally available therefor and the TCI Ventures Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause
  (i) of this paragraph, then:

      (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the TCI Ventures Group, redeem all outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction as of the date of such redemption and the TCI Ventures Group Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the second sentence of the following paragraph) to shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A TCI Ventures Group Common Stock and each share of Series B TCI Ventures Group Common Stock is the same); or

      (B) if such Disposition involves substantially all (but not all) of the properties and assets of the TCI Ventures Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the date shares are selected for redemption and the TCI Ventures Group Net Proceeds of such Disposition to the redemption of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, such aggregate amount to be allocated (subject to the provisions described in the second sentence of the following paragraph) to shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding, with the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A TCI Ventures Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A TCI Ventures Group Common Stock and each share of Series B TCI Ventures Group Common Stock is the same); or

    (iii) convert (A) each outstanding share of Series A TCI Ventures Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (B) each outstanding share of Series B TCI Ventures Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A TCI Ventures Group Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph.

  The Company may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the second paragraph under this caption "--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the TCI Ventures Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Company, the Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A TCI Ventures Group Common Stock and another class or series of securities to holders of Series B TCI Ventures Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and otherwise such securities will be distributed on an equal per share basis, or (ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock. The Related Business Transaction exception to the foregoing requirements would enable the Company to enter into transactions in which the properties or assets of the TCI Ventures Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the TCI Ventures Group while maintaining the capital structure and delineation of business groups of the TCI Ventures Group.

  The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of TCI Ventures Group Common Stock following a Disposition of all of the properties and assets of the TCI Ventures Group is to allocate to the TCI Group a portion of the TCI Ventures Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by the Company upon any post-Disposition conversion, exercise or exchange of Pre-Exchange Offer Securities that is in substitution for shares of TCI Ventures Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such Disposition. To the extent such Pre-Exchange Offer Securities are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction, the Company's obligations in respect of such securities would not be a reduction in the calculation of the TCI Ventures Group Net Proceeds. In the event any redemption of the TCI Ventures Group Common Stock or conversion of the TCI Ventures Group Common Stock into TCI Group Common Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Exchange Offer Securities or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange, the TCI Group will segregate and hold such securities or other property separate (in the case of any securities or property other than TCI Group Common Stock), or duly reserve shares of TCI Group Common Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-Exchange Offer Securities or other Convertible Securities. In the event the holders of any such Pre-Exchange Offer Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion, exercise or exchange right or the retirement of such security, then the securities or other property so reserved shall revert to the TCI Group and the former holders of TCI Ventures Group Common Stock shall have no interest in such securities or property.

  At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of TCI Ventures Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times (ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

  The option to convert the TCI Ventures Group Common Stock into TCI Group Common Stock in the event of a Disposition provides the Company with additional flexibility by allowing the Company to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when the Company did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when the Company desired to retain such proceeds.

  If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by the Company in one transaction, the Company would not be required to pay a dividend on, redeem or convert the outstanding shares of TCI Ventures Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the TCI Ventures Group were disposed of by the Company, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the TCI Ventures Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the TCI Ventures Group at such time. If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by the Company, the holders of the TCI Ventures Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the Board of Directors could determine, in its sole discretion, to pay a dividend on the TCI Ventures Group Common Stock in an amount related to the proceeds of such Disposition.

  Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the Liberty Media Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "Liberty Media Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the Company legally available therefor, redeem, on a pro rata basis, all of the outstanding shares of Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each Liberty Media Group Subsidiary equal to the product of the Adjusted Liberty Media Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such Liberty Media Group Subsidiary that are owned by the Company. The effect of using the Adjusted Liberty Media Group Outstanding Interest Fraction, instead of the Liberty Media Group Outstanding Interest Fraction, in the determination of the number of shares of the Liberty Media Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the Liberty Media Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by the Company upon any post-redemption conversion, exercise or exchange of Pre-Distribution Convertible Securities that become so payable in substitution for shares of Liberty Media Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such redemption and to make similar provision for the Company's obligations in respect of any Committed Acquisition Shares that remain issuable.

  In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, with holders of shares of Series B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the two series of Liberty Media Group Common Stock. If the Company determines to undertake a redemption as described in clause (i) of the preceding sentence, the outstanding shares of common stock of each Liberty Media Group Subsidiary not distributed to holders of Liberty Media Group Common Stock shall consist solely of the class or series having the lower relative voting rights.

  Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the TCI Ventures Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "TCI Ventures Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the Company legally available therefor, redeem on a pro rata basis, all of the outstanding shares of TCI Ventures Group Common Stock in exchange for an aggregate number of outstanding, fully paid and nonassessable shares of common stock of each TCI Ventures Group Subsidiary equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such TCI Ventures Group Subsidiary that are owned by the Company. The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of the number of shares of the TCI Ventures Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the TCI Ventures Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by the Company upon any post-redemption conversion, exercise or exchange of Pre-Exchange Offer Securities that become so payable in substitution for shares of TCI Ventures Group Common Stock that would have been issuable upon such conversion, exercise or exchange if it had occurred prior to such redemption.

  In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for shares of separate classes or series of common stock of each TCI Ventures Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for shares of a single class of common stock of each TCI Ventures Group Subsidiary without distinction between the shares distributed to the holders of the two series of TCI Ventures Group Common Stock.

  Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or the Board of Directors or the holder of such share of Liberty Media Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Distribution Convertible Securities or any Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares would have been entitled to receive as a result of such conversion and redemption had such securities been converted, exercised or exchanged immediately prior to such action. With respect to any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Liberty Media Group Common Stock and which are created, established or otherwise first authorized for issuance subsequent to the record date for the Liberty Media Group Distribution (other than Pre-Distribution Convertible Securities and Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares), the terms and provisions of which do not provide for adjustments specifying the kind and amount of capital stock, cash and/or securities or other property that such holder would be entitled to receive upon the conversion, exercise or exchange of such Convertible Securities following any conversion date or redemption date on which all outstanding shares of Liberty Media Group Common Stock were converted or redeemed, then upon such conversion, exercise or exchange of such Convertible Securities, any share of Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance and without any notice or any other action on the part of the Company or the Board of Directors or the holder of such share of Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of the Company are legally available therefor, the amount of $.01 per share in cash.

  Unless the provisions of the Pre-Exchange Offer Securities provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCI Ventures Group Common Stock were converted or redeemed, any share of TCI Ventures Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Exchange Offer Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or its Board of Directors or the holder of such share of TCI Ventures Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or securities or other property that a holder of such Pre-Exchange Offer Securities would have been entitled to receive as a result of such conversion and redemption had such Pre-Exchange Offer Securities been converted, exercised or exchanged immediately prior to such action. Unless the provisions of any class or series of Convertible Securities (other than Pre-Exchange Offer Securities) which are convertible into or exercisable or exchangeable for shares of TCI Ventures Group Common Stock provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCI Ventures Group Common Stock were converted or redeemed, any share of TCI Ventures Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or its Board of Directors or the holder of such share of TCI Ventures Group Common Stock, be redeemed in exchange for, to the extent assets of the Company are legally available therefor, the amount of $.01 per share in cash.

  General Conversion and Redemption Provisions. Not later than the 10th Trading Day following the consummation of a Disposition referred to above under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will announce publicly by press release (i) the Liberty Media Group Net Proceeds of such Disposition, (ii) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, (iii) the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable, (iv) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Company will announce publicly by press release which of the actions described in clause (i), (ii) or (iii) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" it has irrevocably determined to take.

  If the Company determines to pay a dividend described in clause (i) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (vi) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof.

  If the Company determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group as described in clause (ii)(A) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all shares of Liberty Media Group Common Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock outstanding on the redemption date, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, and (vii) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

  If the Company determines to undertake a redemption of shares of Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group as described in clause (ii)(B) of the second paragraph under "--Conversion and Redemption-- Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition which will be the date on which shares of the Liberty Media Group Common Stock then outstanding will be selected for redemption, (ii) the anticipated redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition),
(iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Liberty Media Group Common Stock selected for redemption, (iv) the Liberty Media Group Net Proceeds of such Disposition, (v) the Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof and (vii) a statement that the Company will not be required to register a transfer of any shares of Liberty Media Group Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause
(i) of the preceding sentence, but not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, the Company will cause to be given to each holder of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock to be redeemed, a notice setting forth (i) the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock held by such holder to be redeemed, (ii) a statement that such shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition),
(iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of Liberty Media Group Common Stock to be redeemed will be redeemed by the Company pro rata among the holders of Liberty Media Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

  In the event of any conversion as described above under "--Conversion and Redemption --Conversion of Liberty Media Group Common Stock at the Option of the Company" or "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock," the Company will cause to be given to each holder of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be converted, (ii) the conversion date (which will not be more than 85 Trading Days following the consummation of such Disposition in the event of a conversion pursuant to the provisions described under "-- Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of Liberty Media Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to the provisions described under "--Conversion and Redemption--Conversion of Liberty Media Group Common Stock at the Option of the Company"), (iii) the per share number (or fraction) of shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock, as applicable, to be received with respect to each share of Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered, and (v) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock, the number of Committed Acquisition Shares issuable and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the conversion date.

  If the Company determines to redeem shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock as described above under "--Conversion and Redemption--Redemption of Liberty Media Group Common Stock in Exchange for Stock of Subsidiary," the Company will promptly cause to be given to each holder of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock a notice setting forth (i) a statement that all outstanding shares of Liberty Media Group Common Stock will be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted Liberty Media Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, and (v) the number of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock and the number of shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Distribution Convertible Securities or Convertible Securities which are convertible into or exercisable or exchangeable for Committed Acquisition Shares) and the number of Committed Acquisition Shares issuable. Such notice will be sent by not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

  In each case in which a notice is required to be given to holders of outstanding shares of Series A Liberty Media Group Common Stock and Series B Liberty Media Group Common Stock in accordance with the preceding five paragraphs (other than a notice to holders of shares selected for redemption), notice shall also be given, within the required time period, to each holder of Convertible Securities that are convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), which notice shall include, in addition to all of the information set forth in the corresponding notice to holders of Liberty Media Group Common Stock, a statement to the effect that the holders of such Convertible Securities will be entitled to receive the dividend, participate in the redemption of shares following a Disposition or in the selection of shares for redemption, participate in the conversion of shares or participate in the redemption of shares in exchange for stock of the Liberty Media Group Subsidiaries only if such holder appropriately converts, exercises or exchanges such Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a redemption or conversion of shares of Liberty Media Group Common Stock, the notice to holders of Convertible Securities shall also state what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Conversion and Redemption--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date or conversion date, as applicable.

  All notices required to be given in accordance with the preceding paragraphs will be sent to a holder by first-class mail, postage prepaid, at the holder's address as the same appears on the transfer books of the Company. Neither the failure to mail any notice to any particular holder of Liberty Media Group Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of Liberty Media Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

  The Company will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Liberty Media Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Company may aggregate the number of shares of Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Liberty Media Group Common Stock is a fraction, the Company will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of the Company, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board of Directors.

  No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Liberty Media Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the Liberty Media Group Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Liberty Media Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or the Company's default in payment of the dividend or distribution due on such date.

  Before any holder of shares of Liberty Media Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of Liberty Media Group Common Stock, such holder is required to surrender at such place as the Company will specify certificates for such shares, properly endorsed or assigned for transfer (unless the Company waives such requirement). The Company will as soon as practicable after surrender of certificates representing shares of Liberty Media Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of Liberty Media Group Common Stock represented by any one certificate are to be redeemed, the Company will issue and deliver a new certificate for the shares of Liberty Media Group Common Stock not redeemed. The Company will not be required to register a transfer of (i) any shares of Liberty Media Group Common Stock for a period of 15 Trading Days next preceding any selection of shares of Liberty Media Group Common Stock to be redeemed or (ii) any shares of Liberty Media Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under the caption "--Conversion at the Option of the Holder."

  From and after any applicable conversion date or redemption date, all rights of a holder of shares of Liberty Media Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities, and such holder will have no other or further rights in respect of the shares of Liberty Media Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by the Company as being held for the satisfaction of the Company's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption or any Committed Acquisition Shares which may then be issuable. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the Liberty Media Group Common Stock, represented shares of Liberty Media Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Liberty Media Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, of Liberty Media Group Common Stock, the Company will, however, be entitled to treat the certificates for shares of Liberty Media Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Liberty Media Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

  The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of Liberty Media Group Common Stock. The Company will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Liberty Media Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

  Provisions substantially the same as those described under this caption "-- General Conversion and Redemption Provisions," apply in the event of a Disposition of all or substantially all of the properties and assets of the TCI Ventures Group and a determination of the Company to pay a dividend on or undertake a partial or complete redemption of the TCI Ventures Group Common Stock following such Disposition, in the event of any conversion of the TCI Ventures Group Common Stock as described under "--Conversion and Redemption-- Conversion of TCI Ventures Group Common Stock at the Option of the Company" or "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," and in the event of a redemption of the TCI Ventures Group Common Stock in exchange for stock of one or more subsidiaries as described under "--Conversion and Redemption--Redemption of TCI Ventures Group Common Stock in Exchange for Stock of Subsidiary."

 Liquidation Rights

  In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for such 20-Trading Day period and (iii) the holders of the shares of TCI Ventures Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where W is the aggregate Market Capitalization of the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, X is the aggregate Market Capitalization of the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, Y is the aggregate Market Capitalization of the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and Z is the aggregate Market Capitalization of the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of the Company.

  No holder of Liberty Media Group Common Stock or TCI Ventures Group Common Stock will have any special right to receive specific assets of the Liberty Media Group or the TCI Ventures Group, as the case may be, in the case of any dissolution, liquidation or winding up of the Company.

 Determinations by the Board of Directors

  The Charter provides that any determinations made by the Board of Directors under any provision described under "Common Stock" will be final and binding on all stockholders of the Company, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the Board of Directors. The Company will prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of the Company.

 Preemptive Rights

  Holders of the TCI Group Common Stock, the Liberty Media Group Common Stock and the TCI Ventures Group Common Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by the Company.

PREFERRED STOCK

 General

  As of March 31, 1998, 1,620,026 shares of Class B Preferred Stock, 53,120 shares of Series C-TCI Group Preferred Stock, 70,575 shares of Series C-Liberty Media Group Preferred Stock, 6,021 shares of Series D Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,547,294 shares of Series G Preferred Stock and 6,567,794 shares of Series H Preferred Stock were outstanding. On April 1, 1998, all of the outstanding shares of Series D Preferred Stock were redeemed to the extent not previously converted by the holders thereof pursuant to the terms thereof. All shares of Series D Preferred Stock have been removed from such designation. All of the outstanding shares of Series F Preferred Stock and 67,536 shares of Class B Preferred Stock are held by subsidiaries of the Company.

  The following description of certain terms of the outstanding Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Charter (including the Certificate of Designations with respect to each outstanding series of Series Preferred Stock).

 Class B Preferred Stock

  The holders of Class B Preferred Stock are entitled to receive cumulative dividends, when and as declared by the Company's Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on Common Stock. Dividends accrue cumulatively (but without compounding) at an annual rate of 6% of the stated liquidation value of $100 per share (the "Stated Liquidation Value"), whether or not such dividends are declared or funds are legally available for payment of dividends. Accrued dividends are payable annually and, in the sole discretion of the Company's Board of Directors, may be declared and paid in cash, in shares of Series A TCI Group Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of Series A TCI Group Common Stock or any combination thereof at any time without reference to any regular dividend payment date, to holders of record of Class B Preferred Stock as of a special record date fixed by the Company's Board of Directors. No interest or additional dividends will accrue or be payable with respect to any dividend payment on the Class B Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class B Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends.

  Upon the liquidation, dissolution or winding up of the Company, the holders of Class B Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Class B Preferred Stock with respect to liquidating distributions, to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to the date of payment.

  The Class B Preferred Stock is redeemable at the option of the Company, in whole at any time or in part from time to time, for a redemption price per share payable in cash equal to the Stated Liquidation Value thereof, plus all accumulated and accrued but unpaid dividends thereon to and including the redemption date.

  The Class B Preferred Stock is exchangeable at the option of the Company in whole but not in part at any time for junior subordinated debt securities of the Company ("Junior Exchange Notes"). If the Company exercises its optional exchange right, each holder of outstanding shares of Class B Preferred Stock will be entitled to receive in exchange therefor newly issued Junior Exchange Notes of a series authorized and established for the purpose of such exchange, the aggregate principal amount of which will be equal to the aggregate Stated Liquidation Value of the shares of Class B Preferred Stock so exchanged by such holder, plus all accumulated and accrued but unpaid dividends thereon to and including the exchange date. The Junior Exchange Notes will mature on the 15th anniversary of the date of issuance and will be subject to earlier redemption at the option of the Company, in whole or in part, for a redemption price equal to the principal amount thereof plus accrued but unpaid interest. Interest will accrue, and be payable annually, on the principal amount of the Junior Exchange Notes at a rate per annum to be determined prior to issuance by adding a spread of 215 basis points to the "Fifteen Year Treasury Rate" (as defined in the Indenture pursuant to which the Junior Exchange Notes will be issued). Interest will accrue on overdue principal at the same rate, but will not accrue on overdue interest.

  The Class B Preferred Stock ranks senior to the Common Stock and ranks junior to the Series C-TCI Group Preferred Stock, the Series C-Liberty Media Group Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  The holders of Class B Preferred Stock have the right to vote, on the basis of one vote per share, together with the Common Stock and any class or series of Preferred Stock of the Company entitled to vote thereon, in any general election of directors of the Company. Except as provided above or required by the DGCL, the Class B Preferred Stock has no voting rights.

 Series Preferred Stock

  The Series Preferred Stock is issuable, from time to time, in one or more series, with such powers, designations, preferences and relative participating, optional or other rights, and qualifications, limitations or restrictions thereof, as is stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the TCI Board of Directors.

  All shares of any one series of the Series Preferred Stock are required to be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series

Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by Delaware law.

 Series C-TCI Group Preferred Stock and Series C-Liberty Media Group Preferred Stock

  Series C-TCI Group Preferred Stock. The liquidation value of the Series C-TCI Group Preferred Stock is $2,208.35 per share. The liquidation and redemption features of the Series C-TCI Group Preferred Stock, each of which is discussed in greater detail below, are determined by reference to such liquidation value. No dividends are required to be paid on the Series C-TCI Group Preferred Stock.

  Upon the liquidation, dissolution or winding up of the Company, holders of the Series C-TCI Group Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series C-TCI Group Preferred Stock. The Series C-TCI Group Preferred Stock shall not rank junior to any other classes or series of stock of the Company in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the Company.

  The Series C-TCI Group Preferred Stock is subject to optional redemption by the Company at any time after August 8, 2001, in whole or in part, at a redemption price, per share, equal to the liquidation value per share of the Series C-TCI Group Preferred Stock. The Series C-TCI Group Preferred Stock is required to be redeemed by the Company at any time on or after August 8, 2001 at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million), in each case at a redemption price, per share, equal to the liquidation value. In the case of a redemption of shares of Series C-TCI Group Preferred Stock at the option of the holder, the Company may elect to pay the redemption price in cash or through the issuance of shares of Series A TCI Group Common Stock. In the event that the Company elects to issue shares of Series A TCI Group Common Stock in payment of the redemption price and, as of the redemption date, Bill Daniels, the original holder of all outstanding shares of Series C-TCI Group Preferred Stock, is deceased and the shares required to be redeemed are held by or for the benefit of a trust, regardless of whether such trust became effective during Mr. Daniel's lifetime or is a testamentary trust, or a public or private foundation established by Mr. Daniels, the, net proceeds from any open-market sale (within a period of time set forth in the certificate of designations for the Series C-TCI Group Preferred Stock) of the shares of Series A TCI Group Common Stock acquired by such holder in the redemption (and in certain circumstances, other shares of Series A TCI Group Common Stock) shall be adjusted, such that any net proceeds in excess of the redemption price shall be paid by the holder to the Company and any deficit between the net proceeds and the redemption price shall be paid by the Company to the holder.

  The Series C-TCI Group Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity with all other currently outstanding classes and series of Preferred Stock as to rights to receive assets upon liquidation, dissolution or winding up of the affairs of the Company.

  As of March 31, 1998, subject to anti-dilution adjustments, each share of Series C-TCI Group Preferred Stock is currently convertible, at the option of the holder, into 132.86 shares of Series A TCI Group Common Stock. Subject to the provisions described in the immediately following paragraph, if the holders of Series C-TCI Group Preferred Stock would be entitled to receive upon conversion thereof any of the Company's capital stock that is redeemable or exchangeable at the election of the Company ("Series C-TCI Group Redeemable Capital Stock"), and all of the outstanding shares or other units of such Series C-TCI Group Redeemable Capital Stock are redeemed, exchanged or otherwise acquired in full, then, from and after such event (a "Series C-TCI Group Redemption Event"), the holders of Series C-TCI Group Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares of such Series C-TCI Group Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon such Series C-TCI Group Redemption Event by a holder of the number of shares or units of Series C-TCI Group Redeemable Capital Stock into which such shares of Series C-TCI Group Preferred Stock could have been converted immediately prior to the effectiveness of such Series C-TCI Group Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share or unit of such Series C-TCI Group Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by the holders of a plurality of the non-electing shares or units thereof) and, thereafter, the holders of the Series C-TCI Group Preferred Stock shall have no other conversion rights with respect to such Series C-TCI Group Redeemable Capital Stock.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of Series C-TCI Group Preferred Stock that are not exchanged as described in the third sentence of this paragraph shall not have conversion rights with respect to Series C-TCI Group Redeemable Capital Stock so redeemed, exchanged or otherwise acquired after the Series C-TCI Group Redemption Event relating thereto, if (i) the redemption price for the shares of such Series C-TCI Group Redeemable Capital Stock is paid in whole or in part in stock ("Series C-TCI Group Redemption Securities") of a subsidiary of the Company and (ii) in connection with such Series C-TCI Group Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the certificate of designations for the Series C-TCI Group Preferred Stock. The Company is obligated to use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. Generally, the Mirror Preferred Stock Condition will be satisfied if the Company makes appropriate provisions so that holders of Series C-TCI Group Preferred Stock shall have the right, exercisable on the effective date of the Series C-TCI Group Redemption Event, to exchange their shares of Series C-TCI Group Preferred Stock for convertible preferred stock of the Company and convertible preferred stock of the issuer of the Series C-TCI Group Redemption Securities that together have an aggregate liquidation preference equal to the aggregate liquidation preference of the Series C-TCI Group Preferred Stock to be so exchanged (as in effect on the effective date of the Series C-TCI Group Redemption Event) and that otherwise each have terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Company's Board of Directors, to those of the Series C-TCI Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-TCI Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the issuer of the Series C-TCI Group Redemption Securities will be convertible into the kind and amount of Series C-TCI Group Redemption Securities, cash and other assets that the holder of a share of Series C-TCI Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Series C-TCI Group Redemption Event, had such shares of Series C-TCI Group Preferred Stock been converted prior to the Series C-TCI Group Redemption Event, and (y) the convertible preferred stock of the Company will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the Series C-TCI Group Redeemable Capital Stock redeemed, or the Series C-TCI Group Redemption Securities issued, in the Series C-TCI Group Redemption Event.

  If the Company distributes the stock of a subsidiary of the Company as a dividend to all holders of Series A TCI Group Common Stock (a "TCI Group Spin Off"), the Company shall make appropriate provision so the holders of the Series C-TCI Group Preferred Stock have the right to exchange their shares of Series C-TCI Group Preferred Stock on the effective date of the TCI Group Spin Off for convertible preferred stock of the Company and convertible preferred stock of such subsidiary that together have an aggregate liquidation preference equal to the liquidation preference of a share of Series C-TCI Group Preferred Stock on the effective date of the TCI Group Spin Off and that otherwise each have terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Company's Board of Directors, to those of the Series C-TCI Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-TCI Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the subsidiary whose stock is distributed in such TCI Group Spin Off will be convertible into the kind and amount of stock of such subsidiary, and other securities and property that the holder of a share of Series C-TCI Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the TCI Group Spin Off, had such shares of Series C-TCI Group Preferred Stock been converted prior to the record date for such TCI Group Spin Off, and (y) the convertible preferred stock of the Company will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the stock of such subsidiary. From and after the effective date of the TCI Group Spin Off, holders of any shares of Series C-TCI Group Preferred Stock that have not been exchanged for convertible preferred stock of the Company and convertible preferred stock of such subsidiary shall have no conversion rights with respect to the stock of the subsidiary distributed in the TCI Group Spin Off.

  In the event an Exchange Offer is made by the Company or a subsidiary of the Company (the applicable of the foregoing being the "Series C-TCI Group Offeror"), the Series C-TCI Group Offeror shall concurrently therewith make an equivalent offer to the holders of Series C-TCI Group Preferred Stock pursuant to which such holders may tender shares of Series C-TCI Group Preferred Stock, based upon the number of shares of Series A TCI Group Common Stock into which such tendered shares are then convertible (and in lieu of tendering outstanding shares of Series A TCI Group Common Stock), together with such other consideration as may be required to be tendered pursuant to such Exchange Offer, and receive in exchange therefor, in lieu of securities of the Series C-TCI Group Offeror offered in such Exchange Offer ("Exchange Securities") (and other property, if applicable), convertible preferred stock of the issuer of the Exchange Securities with an aggregate liquidation preference equal to the aggregate liquidation preference of the shares of Series C-TCI Group Preferred Stock exchanged therefor and that otherwise has terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Company's Board of Directors, to those of the Series C-TCI Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-TCI Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that such convertible preferred stock will be convertible into the kind and amount of Exchange Securities aand other property that the holder of a share of Series C-TCI Group Preferred Stock in respect of which such convertible preferred stock is issued would have received upon the consummation of the Exchange Offer, had such shares of Series C-TCI Group Preferred Stock that such holder elects to tender been converted and the shares of Series A TCI Group Common Stock received upon such conversion been tendered in full pursuant to such Exchange Offer and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered shares of Series A TCI Group Common Stock were accepted for exchange pursuant to such Exchange Offer. Whether or not a holder of shares of Series C-TCI Group Preferred Stock elects to accept such offer and tender such shares, no adjustment to the conversion rate will be made in connection with the Exchange Offer. For the purposes of the foregoing, "Exchange Offer" means an issuer tender offer (within the meaning of Rule 13e-4(a)(2) under the Exchange Act), including, without limitation, one that is effected through the distribution of rights or warrants, made to holders of Series A TCI Group Common Stock (or to holders of other stock of the Company receivable by a holder of Series C-TCI Group Preferred Stock upon conversion thereof), to issue stock of the Company or of a subsidiary of the Company and/or other property to a tendering stockholder in exchange for shares of Series A TCI Group Common Stock (or such other stock).

  The holders of Series C-TCI Group Preferred Stock are entitled to vote on an as converted basis on all matters submitted to a vote of holders of the capital stock of the Company entitled to vote generally on the election of directors. Holders of Series C-TCI Group Preferred Stock are not entitled to vote as a separate class except as otherwise may be required by the DGCL.

 Series C-Liberty Media Group Preferred Stock

  The liquidation value of the Series C-Liberty Media Group Preferred Stock is $579.31 per share. The liquidation and redemption features of the Series C-Liberty Media Group Preferred Stock, each of which is discussed in greater detail below, are determined by reference to such liquidation value. No dividends are required to be paid on the Series C-Liberty Media Group Preferred Stock.

  Upon the liquidation, dissolution or winding up of the Company, holders of the Series C-Liberty Media Group Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash, per share, equal to the liquidation value of the Series C-Liberty Media Group Preferred Stock. The Series C-Liberty Media Group Preferred Stock shall not rank junior to any other classes or series of stock of the Company in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the Company.

  The Series C-Liberty Media Group Preferred Stock is subject to optional redemption by the Company at any time after August 8, 2001, in whole or in part, at a redemption price, per share, equal to the liquidation value per share of the Series C-Liberty Media Group Preferred Stock. The Series C-Liberty Media Group Preferred Stock is required to be redeemed by the Company at any time on or after August 8, 2001 at the option of the holder, in whole or in part (provided that the aggregate liquidation value of the shares to be redeemed is in excess of $1 million), in each case at a redemption price, per share, equal to the liquidation value. In the case of a redemption of shares of Series C-Liberty Media Group Preferred Stock at the option of the holder, the Company may elect to pay the redemption price in cash or through the issuance of shares of Series A Liberty Media Group Common Stock. In the event that the Company elects to issue shares of Series A Liberty Media Group Common Stock in payment of the redemption price and, as of the redemption date, Bill Daniels, the original holder of all outstanding shares of Series C-Liberty Media Group Preferred Stock, is deceased and the shares required to be redeemed are held by or for the benefit of a trust, regardless of whether such trust became effective during Mr. Daniel's lifetime or is a testamentary trust, or a public or private foundation established by Mr. Daniels, the net proceeds from any open-market sale (within a period of time set forth in the certificate of designations for the Series C-Liberty Media Group Preferred Stock) of the shares of Series A Liberty Media Group Common Stock acquired by such holder in the redemption (and in certain circumstances, other shares of Series A Liberty Media Group Common Stock) shall be adjusted, such that any net proceeds in excess of the redemption price shall be paid by the holder to the Company and any deficit between the net proceeds and the redemption price shall be paid by the Company to the holder.

  The Series C-Liberty Media Group Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity with all other currently outstanding classes and series of Preferred Stock as to rights to receive assets upon liquidation, dissolution or winding up of the affairs of the Company.

  As of March 31, 1998, subject to anti-dilution adjustments, each share of Series C-Liberty Media Group Preferred Stock is currently convertible, at the option of the holder, into (i) 37.5 shares of Series A Liberty Media Group Common Stock and (ii) upon conversion of shares of Series C-Liberty Media Group Preferred Stock each holder of Series C-Liberty Media Group Preferred Stock is entitled to receive one additional share of Series A Liberty Media Group Common Stock for every two such shares issued upon such conversion. Subject to the provisions described in the immediately following paragraph, if
(i) the Company redeems all the outstanding shares of Series A Liberty Media Group Common Stock in accordance with the terms thereof, or (ii) the holders of Series C-Liberty Media Group Preferred Stock would be entitled to receive upon conversion thereof any the Company capital stock that is redeemable or exchangeable at the election of the Company ("Series C-Liberty Media Group Redeemable Capital Stock"), and all of the outstanding shares or other units of such Series C-Liberty Media Group Redeemable Capital Stock are redeemed, exchanged or otherwise acquired in full, then, from and after either such event (each event referred to in clause (i) and (ii) being a "Series C-Liberty Media Group Redemption Event"), the holders of Series C-Liberty Media Group Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares of Series C-Liberty Media Group Preferred Stock, in lieu of shares of Series A Liberty Media Group Common Stock or such Series C-Liberty Media Group Redeemable Capital Stock, as the case may be, the kind and amount of shares of stock and other securities and property receivable upon such Series C-Liberty Media Group Redemption Event by a holder of the number of shares of Series A Liberty Media Group Common Stock or shares or units of such Series C-Liberty Media Group Redeemable Capital Stock, as the case may be, into which such shares of Series C-Liberty Media Group Preferred Stock could have been converted immediately prior to the effectiveness of such Series C-Liberty

Media Group Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of Series A Liberty Media Group Common Stock or per share or unit of such Series C-Liberty Media Group Redeemable Capital Stock, as the case may be, the kind and amount of stock and other securities and property received per share or unit by the holders of a plurality of the non-electing shares or units thereof) and, thereafter, the holders of the Series C-Liberty Media Group Preferred Stock shall have no other conversion rights with respect to the Series A Liberty Media Group Common Stock or such Series C-Liberty Media Group Redeemable Capital Stock, as the case may be.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of Series C-Liberty Media Group Preferred Stock that are not exchanged as described in the third sentence of this paragraph shall not have conversion rights with respect to Series A Liberty Media Group Common Stock or Series C-Liberty Media Group Redeemable Capital Stock so redeemed, exchanged or otherwise acquired, after the Series C-Liberty Media Group Redemption Event relating thereto, if (i) the redemption price for the shares of Series A Liberty Media Group Common Stock or such Series C-Liberty Media Group Redeemable Capital Stock, as the case may be, is paid in whole or in part in securities ("Series C-Liberty Media Group Redemption Securities") of a subsidiary of the Company and (ii) in connection with such Series C-Liberty Media Group Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the certificate of designations for the Series C-Liberty Media Group Preferred Stock. The Company is obligated to use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. Generally, the Mirror Preferred Stock Condition will be satisfied in connection with a redemption of the Series A Liberty Media Group Common Stock or the Series C-Liberty Media Group Redeemable Capital Stock into which the Series C-Liberty Media Group Preferred Stock is then convertible, assuming that the Series C-Liberty Media Group Preferred Stock is not then convertible into any other shares of stock or other securities or property, if appropriate provision is made so that the holders of the Series C-Liberty Media Group Preferred Stock have the right to exchange their shares of Series C-Liberty Media Group Preferred Stock on the effective date of the Series C-Liberty Media Group Redemption Event for shares of convertible preferred stock of the issuer of the Series C-Liberty Media Group Redemption Securities, which convertible preferred stock shall have an aggregate liquidation preference equal to the aggregate liquidation preference of the shares of Series C-Liberty Media Group Preferred Stock to be exchanged therefor and that otherwise has terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Company's Board of Directors, to those of the Series C-Liberty Media Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-Liberty Media Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that the convertible preferred stock of the issuer of the Series C-Liberty Media Group Redemption Securities will be convertible into the kind and amount of Series C-Liberty Media Group Redemption Securities, cash and other assets that the holder of a share of Series C-Liberty Media Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Series C-Liberty Media Group Redemption Event, had such shares of Series C-Liberty Media Group Preferred Stock been converted prior to the Series C-Liberty Media Group Redemption Event.

  If, before giving effect to a Series C-Liberty Media Group Redemption Event, a holder of Series C-Liberty Media Group Preferred Stock would be entitled to receive upon conversion of such Series C-Liberty Media Group Preferred Stock any shares of stock or other securities or property (other than cash in lieu of fractional securities) in addition to the Series A Liberty Media Group Common Stock or Series C-Liberty Media Group Redeemable Capital Stock being redeemed, and the redemption price payable upon such Series C-Liberty Media Group Redemption Event will include Series C-Liberty Media Group Redemption Securities, then the Mirror Preferred Stock Condition will be satisfied if appropriate provision is made so that the holders of the Series C-Liberty Media Group Preferred Stock have the right to exchange their shares of Series C-Liberty Media Group Preferred Stock on the effective date of the Series C-Liberty Media Group Redemption Event for convertible preferred stock of the Company and convertible preferred stock of the issuer of the Series C-Liberty Media

Group Redemption Securities. The sum of the initial liquidation preferences of the shares of convertible preferred stock of the Company and convertible preferred stock of the issuer of the Series C-Liberty Media Group Redemption Securities delivered in exchange for a share of Series C-Liberty Media Group Preferred Stock will equal the liquidation preference of a share of Series C-Liberty Media Group Preferred Stock on the effective date of the Series C-Liberty Media Group Redemption Event and that otherwise each have terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Company's Board of Directors, to those of the Series C-Liberty Media Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-Liberty Media Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the issuer of the Series C-Liberty Media Group Redemption Securities will be convertible into the kind and amount of Series C-Liberty Media Group Redemption Securities, cash and other assets that the holder of a share of Series C-Liberty Media Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Series C-Liberty Media Group Redemption Event, had such shares of Series C-Liberty Media Group Preferred Stock been converted prior to the Series C-Liberty Media Group Redemption Event, and (y) the convertible preferred stock of the Company will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to the Series C-Liberty Media Group Redeemable Capital Stock redeemed, or the Series C-Liberty Media Group Redemption Securities issued, in the Series C-Liberty Media Group Redemption Event.

  If the Company distributes the stock of a subsidiary of the Company as a dividend to all holders of Series A Liberty Media Group Common Stock (a "Liberty Media Group Spin Off"), the Company shall make appropriate provision so the holders of the Series C-Liberty Media Group Preferred Stock have the right to exchange their shares of Series C-Liberty Media Group Preferred Stock on the effective date of the Liberty Media Group Spin Off for convertible preferred stock of the Company and convertible preferred stock of such subsidiary that together have an aggregate liquidation preference equal to the liquidation preference of a share of Series C-Liberty Media Group Preferred Stock on the effective date of the Liberty Media Group Spin Off and that otherwise each have terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Company's Board of Directors, to those of the Series C-Liberty Media Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-Liberty Media Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the subsidiary whose stock is distributed in such Liberty Media Group Spin Off will be convertible into the kind and amount of stock of such subsidiary, and other securities and property that the holder of a share of Series C-Liberty Media Group Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Liberty Media Group Spin Off, had such shares of Series C-Liberty Media Group Preferred Stock been converted prior to the record date for such Liberty Media Group Spin Off, and (y) the convertible preferred stock of the Company will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to the stock of such subsidiary. From and after the effective date of the Liberty Media Group Spin Off, holders of any shares of Series C-Liberty Media Group Preferred Stock that have not been exchanged for convertible preferred stock of the Company and convertible preferred stock of such subsidiary shall have no conversion rights with respect to the stock of the subsidiary distributed in the Liberty Media Group Spin Off.

  In the event an "Exchange Offer" is made by the Company or a subsidiary of the Company (the applicable of the foregoing being the "Series C-Liberty Media Group Offeror"), the Series C-Liberty Media Group Offeror shall concurrently therewith make an equivalent offer to the holders of Series C-Liberty Media Group Preferred Stock pursuant to which such holders may tender shares of Series C-Liberty Media Group Preferred Stock, based upon the number of shares of Series A Liberty Media Group Common Stock into which such tendered shares are then convertible (and in lieu of tendering outstanding shares of Series A Liberty Media Group Common

Stock), together with such other consideration as may be required to be tendered pursuant to such Exchange Offer, and receive in exchange therefor, in lieu of securities of the Series C-Liberty Media Group Offeror offered in such Exchange Offer ("Liberty Media Group Exchange Securities") (and other property, if applicable), convertible preferred stock of the issuer of such Liberty Media Group Exchange Securities with an aggregate liquidation preference equal to the aggregate liquidation preference of the shares of Series C-Liberty Media Group Preferred Stock exchanged therefor and that otherwise has terms, conditions, designations, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the judgment of the Company's Board of Directors, to those of the Series C-Liberty Media Group Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series C-Liberty Media Group Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that such convertible preferred stock will be convertible into the kind and amount of Exchange Securities and other property that the holder of a share of Series C-Liberty Media Group Preferred Stock in respect of which such convertible preferred stock is issued would have received upon the consummation of the Exchange Offer, had such shares of Series C-Liberty Media Group Preferred Stock that such holder elects to tender been converted and the shares of Series A Liberty Media Group Common Stock received upon such conversion been tendered in full pursuant to such Exchange Offer and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered shares of Series A Liberty Media Group Common Stock were accepted for exchange pursuant to such Exchange Offer. Whether or not a holder of shares of Series C-Liberty Media Group Preferred Stock elects to accept such offer and tender such shares, no adjustment to the conversion rate will be made in connection with the Exchange Offer. For the purposes of the foregoing, "Exchange Offer" means an issuer tender offer (within the meaning of Rule 13e-4(a)(2) under the Exchange Act), including, without limitation, one that is effected through the distribution of rights or warrants, made to holders of Series A Liberty Media Group Common Stock (or to holders of other stock of the Company receivable by a holder of Series C-Liberty Media Group Preferred Stock upon conversion thereof), to issue stock of the Company or of a subsidiary of the Company and/or other property to a tendering stockholder in exchange for shares of Series A Liberty Media Group Common Stock (or such other stock).

  The holders of Series C-Liberty Media Group Preferred Stock are entitled to vote on an as converted basis on all matters submitted to a vote of holders of the capital stock of the Company entitled to vote generally on the election of directors. Holders of Series C-Liberty Media Group Preferred Stock are not entitled to vote as a separate class except as otherwise may be required by the DGCL.


 Series F Preferred Stock

  The holders of the Series F Preferred Stock are entitled to participate, on an as-converted basis, with the holders of the Series A TCI Group Common Stock, with respect to any cash dividends or distributions declared and paid on the Series A TCI Group Common Stock. Dividends or distributions on the Series A TCI Group Common Stock which are not paid in cash would result in adjustment of the rate at which the Series F Preferred Stock is convertible into Series A TCI Group Common Stock.

  Upon the liquidation, dissolution or winding up of the Company, holders of Series F Preferred Stock will be entitled to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to $.01. After receipt of their liquidation preference and subject to the preferential rights of any other class or series of Preferred Stock, the holders of Series F Preferred Stock are entitled to receive from the assets of the Company available for distribution to common stockholders an amount equal to the amount to be distributed per share of Series A TCI Group Common Stock in such liquidation, dissolution or winding up multiplied by the number of shares of Series A TCI Group Common Stock into which a share of Series F Preferred Stock is then convertible.

  The Series F Preferred Stock is subject to optional redemption by the Company at any time after the 30th business day following issuance, in whole or in part, at a redemption price, per share, equal to $24,875 (as adjusted in respect of stock splits, reverse splits and other events affecting the shares of Series F Preferred Stock), plus any dividends which have been declared but are unpaid as of the date fixed for such redemption. The Company will pay the redemption price (or designated portion thereof) of the shares of Series F Preferred Stock called for redemption by issuing to the holder thereof, in respect of its shares to be redeemed a number of shares of Series A TCI Group Common Stock equal to the aggregate redemption price (or designated portion thereof) of the shares to be redeemed divided by the average market price of the Series A TCI Group Common Stock for a period specified, and subject to the adjustments described, in the certificate of designations establishing the Series F Preferred Stock.

  The Series F Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock, and ranks on a parity basis with all other currently outstanding classes and series of Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  Shares of Series F Preferred Stock are currently convertible, at the option of the holder, into Series A TCI Group Common Stock at a rate of 1,496.65 shares of Series A TCI Group Common Stock for each share of Series F Preferred Stock, subject to anti-dilution adjustments. In addition, any shares of Series F Preferred Stock which cease to be held by the Company or a subsidiary of the Company will automatically be converted into shares of Series A TCI Group Common Stock.

  The holders of Series F Preferred Stock have the right to vote, on the basis of one vote per share, together with the Common Stock and any class or series of Preferred Stock entitled to vote thereon, in any general election of directors of the Company. Except as provided above or required by the DGCL, the Series F Preferred Stock has no voting rights.

 Series G Preferred Stock

  The dividend, liquidation and redemption features of the Series G Preferred Stock, each of which is discussed below, are determined by reference to the liquidation preference of the Series G Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $21.60, plus (ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the liquidation preference as of such date, plus (iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question.

  The holders of Series G Preferred Stock are entitled to receive cumulative dividends, when and as declared by the Company's Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on the Common Stock and the Class B Preferred Stock. Dividends accrue on the Series G Preferred Stock from and after January 25, 1997, on a daily basis at the rate of 4% per annum of the liquidation preference per share, whether or not such dividends are declared or funds are available for payment of dividends. Dividends not paid on any dividend payment date are added to the liquidation preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the liquidation preference that consists of unpaid dividends that were added to the liquidation preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually and, in the sole discretion of the Company's Board of Directors, may be declared and paid in cash, in shares of Series A TCI Group Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of Series A TCI Group Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of Series G Preferred Stock as of a special record date fixed by the Company's Board of Directors.

  Upon the liquidation, dissolution or winding up of the Company, the holders of Series G Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Series G Preferred Stock with respect to liquidating distributions, to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the liquidation preference thereof as of the date of payment or distribution.

  The Series G Preferred Stock is redeemable at the option of the Company, in whole at any time or in part from time to time on or after February 1, 2001 for a redemption price per share payable in cash equal to the liquidation preference thereof on such redemption date. The Company is required to redeem the Series G Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the liquidation preference thereof on such redemption date.

  The Series G Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity with all other currently outstanding classes and series of Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  As of March 31, 1998, subject to anti-dilution adjustments, each share of Series G Preferred Stock is convertible, at the option of the holder, into
1.190 shares of Series A TCI Group Common Stock. Subject to the provisions described in the immediately following paragraph, if the holders of Series G Preferred Stock would be entitled to receive upon conversion thereof any shares of a class or series of the Company's capital stock, which is redeemable or exchangeable at the election of the Company ("Series G Redeemable Capital Stock"), and such Series G Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after such event (a "Series G Redemption Event"), the holders of Series G Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares of such Series G Redeemable Capital Stock, the kind and amount of securities, cash or other assets receivable upon such Series G Redemption Event by a holder of the number of shares of Series G Redeemable Capital Stock into which such shares of Series G Preferred Stock could have been converted immediately prior to the effectiveness of such Series G Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of such Series G Redeemable Capital Stock the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the Series G Preferred Stock shall have no other conversion rights with respect to such Series G Redeemable Capital Stock.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of any shares of Series G Preferred Stock that are not exchanged as described in the second sentence of this paragraph shall not have any conversion rights with respect to Series G Redeemable Capital Stock so redeemed, exchanged or otherwise acquired, after the Series G Redemption Event relating thereto, if (i) the redemption price for the shares of such Series G Redeemable Capital Stock is paid in whole or in part in securities ("Series G Redemption Securities") of an issuer other than the Company (the "Series G Other Issuer") and (ii) in connection with such Series G Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the certificate of designations for the Series G Preferred Stock. Generally, the Mirror Preferred Stock Condition shall be satisfied if the Company makes appropriate provisions so that holders of Series G Preferred Stock shall have the right, exercisable on the effective date of the Series G Redemption Event, to exchange their shares of Series G Preferred Stock for convertible preferred stock of the Company and convertible preferred stock of the Series G Other Issuer that together have an aggregate liquidation preference equal to the liquidation preference of the Series G Preferred Stock to be so exchanged (as in effect on the effective date of the Series G Redemption Event) and that otherwise each have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the good faith judgment of the Company's Board of Directors, to those of the Series G Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series G Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the Series

G Other Issuer will be convertible into the kind and amount of Series G Redemption Securities, cash and other assets that the holder of a share of Series G Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Series G Redemption Event, had such shares of Series G Preferred Stock been converted prior to the Series G Redemption Event, and (y) the convertible preferred stock of the Company will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to, the Series G Redeemable Capital Stock subject to the Series G Redemption Event. The Mirror Preferred Stock Condition shall be deemed to have been satisfied in connection with any Series G Redemption Event only if the Company's Board of Directors determines (i) that receipt of such convertible preferred stock of the Company and/or the Series G Other Issuer in exchange for the Series G Preferred Stock in connection with such Series G Redemption Event would not result in the recognition of gain or loss by the holders of such Series G Preferred Stock for United States federal income tax purposes; (ii) that an adjustment made in the conversion rate of the Series G Preferred Stock with respect to such Series G Redemption Event, as described in the immediately preceding paragraph, would result in the recognition of gain or loss by the holders of Series G Preferred Stock for United States federal income tax purposes; or (iii) that receipt of Series G Redemption Securities in redemption of the Series G Redeemable Capital Stock to be redeemed in such Series G Redemption Event would result in the recognition of gain or loss by the holders of such Series G Redeemable Capital Stock.

  The holders of Series G Preferred Stock have the right to vote, on the basis of one vote per share, together with the Common Stock, the Class B Preferred Stock and any other class or series of Preferred Stock entitled to vote thereon, in any general election of directors of the Company. The number of authorized shares of Series G Preferred Stock may be increased or decreased (but not below the number of shares of Series G Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding Voting Securities (as defined in the Charter) voting together as a single class. Except as provided above or required by the DGCL, the Series G Preferred Stock has no voting rights.

 Series H Preferred Stock

  The dividend, liquidation and redemption features of the Series H Preferred Stock, each of which is discussed below, are determined by reference to the liquidation preference of the Series H Preferred Stock, which as of any date of determination is equal, on a per share basis, to the sum of (i) $5.40, plus
(ii) an amount equal to all dividends accrued on such share which have been added to and remain a part of the liquidation preference as of such date, plus
(iii) for purposes of determining liquidation and redemption payments, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above during the period from the immediately preceding dividend payment date through and including the date in question.

  The holders of Series H Preferred Stock are entitled to receive cumulative dividends, when and as declared by the Company's Board of Directors out of unrestricted funds legally available therefor, in preference to dividends on the Common Stock and the Class B Preferred Stock. Dividends accrue on the Series H Preferred Stock from and after January 25, 1997, on a daily basis at the rate of 4% per annum of the liquidation preference per share, whether or not such dividends are declared or funds are available for payment of dividends. Dividends not paid on any dividend payment date are added to the liquidation preference on such date and remain a part thereof until such dividends are paid. The rate per annum at which dividends will accrue on that portion of the liquidation preference that consists of unpaid dividends that were added to the liquidation preference on a dividend payment date and that remain unpaid on the next succeeding dividend payment date will increase to 8.625% per annum from and after such next succeeding dividend payment date. Accrued dividends are payable semiannually and, in the sole discretion of the Company's Board of Directors, may be declared and paid in cash, in shares of Series A TCI Group Common Stock or in any combination of the foregoing. Accrued dividends not paid as provided above on any dividend payment date accumulate and such accumulated unpaid dividends may be declared and paid in cash, shares of Series A TCI Group Common Stock or any combination thereof at any time without reference to any regular dividend payment, to holders of record of Series H Preferred Stock as of a special record date fixed by the Company's Board of Directors.

  Upon the liquidation, dissolution or winding up of the Company, the holders of Series H Preferred Stock will be entitled, after payment of preferential amounts on any class or series of Preferred Stock ranking prior to the Series H Preferred Stock with respect to liquidating distributions, to receive from the assets of the Company available for distribution to stockholders an amount in cash or property or a combination thereof, per share, equal to the liquidation preference thereof as of the date of payment or distribution.

  The Series H Preferred Stock is redeemable at the option of the Company, in whole at any time or in part from time to time on or after February 1, 2001, for a redemption price per share payable in cash equal to the liquidation preference thereof on such redemption date. The Company is required to redeem the Series H Preferred Stock out of funds legally available therefor on February 1, 2016, for a redemption price per share payable in cash equal to the liquidation preference thereof on such redemption date.

  The Series H Preferred Stock ranks senior to the Common Stock and the Class B Preferred Stock and on a parity with all other currently outstanding classes and series of Preferred Stock as to dividend rights, rights to redemption and rights on liquidation.

  As of March 31, 1998, subject to antidilution adjustments, each share of Series H Preferred Stock is convertible, at the option of the holder, into (i)
 .2625 of one share of Series A Liberty Media Group Common Stock, and (ii) upon conversion of shares of the Series H Preferred Stock each holder of Series H Preferred Stock is entitled to receive one additional share of Series A
Liberty Media Group Common Stock for every two such shares received upon such conversion, and (iii) upon such conversion each such holder is entitled to receive one additional share of Series A Liberty Media Group Common Stock for every two shares of such stock held after calculating the number of such shares issuable upon conversion of the Series H Preferred Stock as described in clauses (i) and (ii) above. Subject to the provisions described in the immediately following paragraph, if (i) the Company redeems all the outstanding shares of Series A Liberty Media Group Common Stock in accordance with the terms thereof, or (ii) the holders of Series H Preferred Stock would be entitled to receive upon conversion thereof any shares of a class or series of the Company's capital stock, which is redeemable or exchangeable at the election of the Company ("Series H Redeemable Capital Stock"), and such Series H Redeemable Capital Stock is redeemed, exchanged or otherwise acquired in full, then, from and after either such event (a "Series H Redemption Event"), the holders of Series H Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares of Series H Preferred Stock, in lieu of shares of Series A Liberty Media Group Common Stock or such Series H
Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets receivable upon such Series H Redemption
Event by a holder of the number of shares of Series A Liberty Media Group Common Stock or such Series H Redeemable Capital Stock, as the case may be, into which such shares of Series H Preferred Stock could have been converted immediately prior to the effectiveness of such Series H Redemption Event (assuming that such holder failed to exercise any applicable right of election with respect thereto and received per share of Series A Liberty Media Group Common Stock or per share of such Series H Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets received per share by the holders of a plurality of the non-electing shares thereof) and, thereafter, the holders of the Series H Preferred Stock shall have no other conversion rights with respect to the Series A Liberty Media Group
Common Stock or such Series H Redeemable Capital Stock, as the case may be.

  Notwithstanding the foregoing, the provisions described in the immediately preceding paragraph shall not apply, and the holders of any shares of Series H Preferred Stock that are not exchanged as described in the second sentence of this paragraph shall not have any conversion rights with respect to the Series A Liberty Media Group Common Stock or such Series H Redeemable Capital Stock, as the case may be, after the Series H Redemption Event relating thereto, if
(i) the redemption price for the shares of Series A Liberty Media Group Common Stock or such Series H Redeemable Capital Stock, as the case may be, is paid in whole or in part in securities ("Series H Redemption Securities") of an issuer other than the Company (the "Series H Other Issuer") and (ii) in connection with such Series H Redemption Event, the "Mirror Preferred Stock Condition" is met, as such term is defined in the certificate of designations for the Series H Preferred Stock. Generally, the Mirror Preferred Stock Condition shall be satisfied if the Company makes appropriate provisions so that holders of Series H Preferred

Stock shall have the right, exercisable on the effective date of the Series H Redemption Event, to exchange their shares of Series H Preferred Stock for (A) if the Series H Preferred Stock is not then convertible into any security, cash or assets other than the stock that is the subject of the Series H Redemption Event (i.e., Series A Liberty Media Group Common Stock or such Series H Redeemable Capital Stock, as the case may be), convertible preferred stock of the Series H Other Issuer having a liquidation preference equal to the liquidation preference of the Series H Preferred Stock to be so exchanged, as in effect on the effective date of the Series H Redemption Event, or (B) if the Series H Preferred Stock is then convertible into any security, cash or assets in addition to the stock that is the subject of the Series H Redemption Event (any such additional securities, cash or assets, collectively, the "Additional Conversion Property"), convertible preferred stock of the Company and convertible preferred stock of the Series H Other Issuer having an aggregate liquidation preference equal to the liquidation preference of the Series H Preferred Stock to be so exchanged, as in effect on the effective date of the Series H Redemption Event; provided, however, that in either case, the convertible preferred stock into which shares of Series H Preferred Stock may be exchanged shall otherwise have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to such convertible preferred stock that are identical, or as nearly so as is practicable in the good faith judgment of the Company's Board of Directors, to those of the Series H Preferred Stock for which such convertible preferred stock is to be exchanged, except that applicable time periods under the Series H Preferred Stock will be tacked to corresponding time periods under such convertible preferred stock, and except that (x) the convertible preferred stock of the Series H Other Issuer will be convertible into the kind and amount of Series H Redemption Securities, cash and other assets that the holders of shares of Series H Preferred Stock in respect of which such convertible preferred stock is issued would have received in the Series H Redemption Event had such shares of Series H Preferred Stock been converted in full prior to the Series H Redemption Event, and (y) any convertible preferred stock of the Company will be convertible into the Additional Conversion Property, and will not be convertible into, and the holders thereof will have no conversion rights thereunder with respect to the Series A Liberty Media Group Common Stock or Series H Redeemable Capital Stock, as the case may be, subject to the Series H Redemption Event. The Mirror Preferred Stock Condition shall be deemed to have been satisfied in connection with any Series H Redemption Event only if the Company's Board of Directors determines (i) that receipt of such convertible preferred stock of the Company and/or the Series H Other Issuer in exchange for Series H Preferred Stock in connection with such Series H Redemption Event would not result in the recognition of gain or loss by the holders of such Series H Preferred Stock for United States federal income tax purposes; (ii) that an adjustment made in the conversion rate of the Series H Preferred Stock with respect to such Series H Redemption Event, as described in the immediately preceding paragraph, would result in the recognition of gain or loss by the holders of Series H Preferred Stock for United States federal income tax purposes, or (iii) that receipt of Series H Redemption Securities in redemption of the Series A Liberty Media Group Common Stock or Series H Redeemable Capital Stock to be redeemed in such Series H Redemption Event would result in the recognition of gain or loss by the holders of such Series A Liberty Media Group Common Stock or Series H Redeemable Capital Stock, as the case may be.

  The holders of Series H Preferred Stock have the right to vote, on the basis of one vote per share, together with the Common Stock, the Class B Preferred Stock and any other class or series of Preferred Stock entitled to vote thereon, in any general election of directors of the Company. The number of authorized shares of Series H Preferred Stock may be increased or decreased (but not below the number of shares of Series H Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the then outstanding Voting Securities (as defined in the Charter) voting together as a single class. Except as provided above or required by the DGCL, the Series H Preferred Stock has no voting rights.

 Limitations on Rights of Holders of Parity Stock and Junior Stock

  For so long as any dividends are in arrears on any outstanding class or series of Preferred Stock, and until all dividends accrued up to the immediately preceding dividend payment date on such Preferred Stock and on any class or series of Preferred Stock ranking on a parity with such Preferred Stock ("Parity Stock") shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, neither the Company nor any subsidiary thereof may purchase or otherwise acquire any shares of such Preferred Stock, Parity Stock or any class or series of capital stock ranking junior to such Preferred Stock ("Junior Stock"), or set aside any money or assets for any such purpose, unless all of the outstanding shares of such Preferred Stock and Parity Stock are redeemed. For so long as any dividends are in arrears on any outstanding class or series of Preferred Stock and until all dividends accrued up to the immediately preceding dividend payment date on such Preferred Stock shall have been paid or declared and set apart so as to be available for payment in full thereof and for no other purpose, the Company may not declare or pay any dividend on or make any distribution with respect to the Parity Stock or Junior Stock or set aside any money or assets for any such purpose.

  If the Company fails to redeem shares of Class B Preferred Stock or Series F Preferred Stock required to be redeemed on a redemption date, the Company may not redeem or exchange any Parity Stock or Junior Stock or declare or pay any dividend on or make any distribution with respect to any Junior Stock or set aside money or assets for any such purpose, and neither the Company nor any subsidiary thereof may purchase or otherwise acquire any shares of such Preferred Stock, Parity Stock or Junior Stock or set aside any money or assets for any such purpose, until all shares of such class or series of Preferred Stock are redeemed in full. If the Company fails to redeem shares of Series C-TCI Group Preferred Stock or Series C-Liberty Media Group Preferred Stock required to be redeemed on a redemption date, neither the Company nor any subsidiary thereof may purchase or otherwise acquire any shares of such series of Preferred Stock or Junior Stock or redeem, or discharge any sinking fund obligation with respect to any Junior Stock, until all shares of such series of Preferred Stock are redeemed in full. If the Company fails to redeem shares of Series G Preferred Stock or Series H Preferred Stock required to be redeemed on a redemption date, the Company may not redeem any Junior Stock or Parity Stock or declare or pay any dividend on or make any distribution with respect to any Junior Stock or Parity Stock, or set aside any money or assets for any such purpose, and neither the Company nor any subsidiary thereof may purchase or otherwise acquire any shares of such series of Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, until all such shares are redeemed in full. Neither the Company nor any subsidiary thereof may redeem, exchange, purchase or otherwise acquire any shares of Parity Stock or Junior Stock, or set aside any money or assets for such purpose, if after giving effect to such purchase or acquisition the amount that would be available for distribution to the holders of Class B Preferred Stock and Series F Preferred Stock upon liquidation, dissolution or winding up of the Company, if such liquidation, dissolution or winding up were to occur on the date fixed for such purchase or acquisition of shares of Parity Stock or Junior Stock, would be less than the aggregate liquidation preference of all then outstanding shares of such class or series of Preferred Stock. The failure of the Company (i) to redeem on any date fixed for redemption any outstanding shares of Class B Preferred Stock or Series F Preferred Stock or (ii) to pay dividends on, in the case of Class B Preferred Stock, any Parity Stock, and, in the case of Series F Preferred Stock, such series of Preferred Stock, shall not prevent the Company from paying any dividends on Parity Stock solely in shares of Parity Stock or Junior Stock or on Junior Stock solely in exchange for shares of Junior Stock or the purchase or other acquisition of such Preferred Stock or Parity Stock solely in shares of Parity Stock or Junior Stock or of Junior Stock solely in exchange for shares of Junior Stock. The failure of the Company (i) to redeem on any date fixed for redemption any outstanding shares of Series G Preferred Stock or Series H Preferred Stock or (ii) to pay dividends on any Parity Stock, shall not prevent the Company from paying dividends on any Junior Stock solely in shares of Junior Stock, paying dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or acquisition of such series of Preferred Stock or Parity Stock solely in exchange for shares of Parity Stock and/or Junior Stock.

CERTAIN ANTI-TAKEOVER CONSIDERATIONS

  The DGCL, the Charter and the Company's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of the Company without the support of the Board of Directors or without meeting various other conditions. The principal provisions of the DGCL, the Charter and the Company's Bylaws are outlined below.

  DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the date such stockholder became an "interested stockholder," unless (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or
(iii) on or after such date, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or The NASDAQ Stock Market or held of record by more than 2,000 stockholders.

  The Charter does not contain any provision "opting out" of the application of DGCL Section 203 and the Company has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between the Company and any of its "interested stockholders."

  The Charter also contains certain provisions which could make a change in control of the Company more difficult. For example, the Charter requires, subject to the rights, if any, of any class or series of the Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Stock (as defined herein), voting together as a single class, to approve (i) a merger or consolidation of the Company with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Stock would, with certain exceptions, be required for approval), (ii) the sale, lease or exchange of all or substantially all of the property and assets of the Company or (iii) the dissolution of the Company. "Voting Stock" is defined in the Charter as the TCI Group Common Stock, the Liberty Media Group Common Stock, the TCI Ventures Group Common Stock and any class or series of Preferred Stock entitled to vote generally with the holders of the Common Stock on matters submitted to stockholders for a vote which currently would include the Series C-TCI Group Preferred Stock. and the Series C-Liberty Media Group common Stock. The Charter also provides for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at the annual meeting of stockholders at which such class of directors' term expires. The exact number of directors, currently ten, is fixed by the Board of Directors. The holders of Voting Stock and of Class B Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, vote in elections for directors. (The holders of the Company's Series F Preferred Stock are entitled to vote in the election of directors; however, the DGCL prohibits the voting of such shares because such shares are held by subsidiaries of the Company.) Stockholders of the Company do not have cumulative voting rights.

  The Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 34,061,783 remain available for issuance as of March 31, 1998. On April 1, 1998, all of the outstanding shares of Series D Preferred Stock were redeemed to the extent not previously converted by the holders thereof pursuant to the terms thereof, with the effect that such retired or converted shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, and may be reissued as shares of another series of Series Preferred Stock but may not be reissued as Series D Preferred Stock. Under the Charter, the Board of Directors is authorized, without further action by the stockholders of the Company, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of TCI Group Common Stock, 825,000,000 shares of Liberty Media Group Common Stock and 825,000,000 shares of TCI Ventures Group Common Stock are currently authorized by the Charter, of which 1,189,273,685 shares of TCI Group Common Stock, 431,960,040 shares of Liberty Media Group Common Stock and 388,826,224 shares of TCI Ventures Group Common Stock remain available for issuance as of March 31, 1998 (in each case without taking into consideration shares reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options). The issue and sale of shares of TCI Group Common Stock, Liberty Media Group Common Stock, TCI Ventures Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of the Company, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

  The Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Stock, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the Charter or the addition or insertion of other provisions therein.

  The Charter and the Company's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of Preferred Stock, upon the call of the Secretary of the Company upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Stock or (ii) at the request of not less than 75% of the members of the Board of Directors. Subject to the rights of any class or series of the Preferred Stock, the Company's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of the Company, at the Company's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of Voting Stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each proposed nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. Any action to remove directors is required to be for "cause" (as defined in the Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors.

                             PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities to or through underwriters or dealers, and also may sell the Offered Securities directly to other purchasers or through agents.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities. Unless otherwise indicated in the Prospectus Supplement, the obligations of any underwriters to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased.

  If a dealer is utilized in the sale, the Company will sell the Offered Securities to the dealer as principal. The dealer may then resell the Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

  Offers to purchase Offered Securities may be solicited by the Company or agents designated by the Company from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Each underwriter, dealer and agent participating in the distribution of any Offered Securities which are issuable in bearer form will agree that it will not, directly or indirectly, offer any Offered Securities in bearer form for sale or resale in the United States or its possessions or to United States persons (subject to certain exceptions) or deliver any Offered Securities in bearer form within the United States or its possessions. See "Description of Debt Securities--Limitations on Issuance of Bearer Debt Securities."

  In connection with the sale of the Offered Securities, underwriters, dealers and agents may receive compensation in the form of discounts, concessions or commissions from the Company or from purchasers of the Offered Securities for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from the Company and any profits on the resale of the Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter will be identified and any such compensation received from the Company will be described in the Prospectus Supplement.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to contracts providing for payment and delivery on a specified date in the future. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase by such purchaser of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities being sold to such purchaser are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Securities, not sold for delayed delivery, pursuant to the underwriting agreement referred to in the related Prospectus Supplement. The agents and underwriters will not have any responsibility in respect of the validity of performance of such contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  The anticipated place and time of delivery for the Offered Securities will be set forth in the Prospectus Supplement.

                                 LEGAL MATTERS

  The legality of the Offered Securities will be passed upon for the Company by Baker & Botts, L.L.P., 599 Lexington Ave., New York, New York, 10022-6030. Jerome H. Kern, special counsel to Baker & Botts, L.L.P., is the Vice Chairman and a director of the Company. If agents or underwriters are utilized, the legality of the Offered Securities will be passed upon for such agents or underwriters by such counsel, which will be named in the Prospectus Supplement, as such agents or underwriters may select.

                                    EXPERTS

  The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related financial statement schedules, which appear in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1997, have been incorporated by reference herein in reliance upon the reports, dated March 20, 1998, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of TCI Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which appear in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1997, have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the combined financial statements above refers to the effects of not consolidating TCI Group's interest in Liberty Media Group and TCI Ventures Group for all periods that TCI Group has an interest in Liberty Media Group and TCI Ventures Group.

  The combined balance sheets of Liberty Media Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which appear in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1997, have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheets of TCI Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which appear in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1997, have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which appear in the Annual Report on Form 10-K of

Tele-Communications, Inc. for the year ended December 31, 1997, have been incorporated by reference herein in reliance upon the report, dated March 19, 1998, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated balance sheets of Sprint Spectrum Holding Company, L.P. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1997, incorporated herein by reference, which appear in the Annual Report on Form 10-K of Tele-Communications, Inc. for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which report appears in the Current Report on Form 8-K, as amended on Form 8-K/A (Amendment No. 2) of Tele-Communications, Inc., dated March 6, 1998, have been incorporated by reference herein in reliance upon the report, dated April 1, 1997, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

                                ---------------

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Documents by Reference....................................   3
The Company................................................................   4
Use of Proceeds............................................................   4
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends.....................................   4
Holding Company Structure..................................................   5
Description of Debt Securities.............................................   6
Description of Series Preferred Stock......................................  18
Description of Depositary Shares...........................................  21
Description of Capital Stock...............................................  24
 Common Stock..............................................................  24
 Preferred Stock...........................................................  58
Plan of Distribution.......................................................  75
Legal Matters..............................................................  76
Experts....................................................................  76

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                           TELE-COMMUNICATIONS, INC.

                                DEBT SECURITIES
                            SERIES PREFERRED STOCK
                               DEPOSITARY SHARES
                        SERIES A TCI GROUP COMMON STOCK
                   SERIES A LIBERTY MEDIA GROUP COMMON STOCK
                   SERIES A TCI VENTURES GROUP COMMON STOCK

                              -------------------

                                  PROSPECTUS

                              -------------------

                              July 15, 1998

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the offering pursuant to this Registration Statement are currently anticipated to be as follows:

    Registration Fee.................................................. $442,500
    Blue Sky Fees and Expenses (including counsel fees)...............   20,000
    Printing and Engraving Expenses...................................  100,000
    Legal Fees and Expenses...........................................  100,000
    Accounting Fees and Expenses......................................   75,000
    Rating Agency Fees................................................   75,000
    Miscellaneous.....................................................   15,000
                                                                       --------
      Total........................................................... $827,500
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

  Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

  Article V, Section E of Tele-Communications, Inc.'s (the "Company") Restated Certificate of Incorporation provides as follows:

 "1. Limitation on Liability.

  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

 2. Indemnification.

    (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

    (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

    (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

    (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

    (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

 3. Amendment or Repeal.

  Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

  Article II, Section 2.9 of the Company's Bylaws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Company, to the fullest extent provided by the laws of the State of Delaware and the Company's Restated Certificate of Incorporation, as then or thereafter in effect.

  The Company has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the Company's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to the Company if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from the Company or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in the Company (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, the Company will seek legal advice only from independent legal counsel selected by the indemnitee and approved by the Company.

  The indemnification agreements impose upon the Company the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, the Company's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that an indemnitee be provided with the maximum coverage available for any director or officer of the Company if there is such a policy.

  The Company may purchase liability insurance policies covering its directors and officers.

  In addition, pursuant to Section 6 of the form of Equity Underwriting Agreement and Section 6 of the form of Debt Underwriting Agreement, the Underwriters will agree to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended ("Exchange Act"), against certain liabilities including civil liabilities under the Securities Act or the Exchange Act.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   1.1   Form of Underwriting Agreement for Equity Securities.*
   1.2   Form of Underwriting Agreement for Debt Securities.*
   4.1   Form of Senior Indenture.
   4.2   Form of Senior Subordinated Indenture.
   4.3   Form of Subordinated Indenture.
   4.4   Form of Deposit Agreement.
   4.5   Restated Certificate of Incorporation of the Company, dated August 4,
         1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994,
         October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995,
         January 25, 1996, January 25, 1996, April 7, 1997, August 28, 1997,
         December 31, 1997 and December 31, 1997 (incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K
         for the year ended December 31, 1997 (Commission File No. 0-20421)).
   4.6   Bylaws of the Company as adopted June 16, 1994 (incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K
         for the year ended December 31, 1994, as amended by Form 10-K/A
         (Amendment No. 1) (Commission File No. 0-20421)).
   4.7   Form of Depositary Receipt for Depositary Shares (included in Exhibit
         4.4).
   4.8   Specimen Stock Certificate for Tele-Communications, Inc. Series A TCI
         Group Common Stock, par value $1.00 per share (incorporated herein by reference to Exhibit 4.3 of Amendment No. 1 to the Company's registration statement on Form 8-A which was subsequently amended by
         Form 8-A/A (Amendment Nos. 1, 2 and 3) (Commission File No. 0-20421)).
   4.9   Specimen Stock Certificate for Tele-Communications, Inc. Series A
         Liberty Media Group Common Stock, par value $1.00 per share
         (incorporated herein by reference to Exhibit 4.5 of Amendment No. 1 to the Company's registration statement on Form 8-A, which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and 3)
         (Commission File No. 0-20421)).
   4.10  Specimen Stock Certificate for Tele-Communications, Inc. Series A TCI
         Ventures Group Common Stock, par value $1.00 per share, of the Company
         (incorporated herein by reference to Exhibit 4.3 of the Company's registration statement on Form S-8, filed with the Commission on
         November 13, 1997 (No. 333-40141)).
   5     Opinion of Baker & Botts, L.L.P.
  12     Calculation of Ratios of Earnings to Combined Fixed Charges and
         Preferred Stock Dividends of the Company.*
  23.1   Consent of KPMG Peat Marwick LLP.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  23.2   Consent of KPMG Peat Marwick LLP.
  23.3   Consent of KPMG Peat Marwick LLP.
  23.4   Consent of KPMG Peat Marwick LLP.
  23.5   Consent of KPMG Audit Plc.
  23.6   Consent of Deloitte & Touche LLP.
  23.7   Consent of KPMG Peat Marwick LLP.
  23.8   Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
  24.1   Power of Attorney.*
  25.1   Statement of Eligibility of the Trustee under the Senior Indenture, on
         Form T-1.
  25.2   Statement of Eligibility of the Trustee under the Senior Subordinated
         Indenture, on Form T-1.+
  25.3   Statement of Eligibility of the Trustee under the Subordinated
         Indenture, on Form T-1.+

--------

* Previously filed.
+ To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture
  Act of 1939, as amended, and the rules and regulations prescribed by the Commission thereunder.

ITEM 17. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on July 15, 1998.

                                          Tele-Communications, Inc.

                                               /s/ Bernard W. Schotters
                                          By:__________________________________

                                            NAME: BERNARD W. SCHOTTERS

                                            TITLE:  SENIOR VICE PRESIDENT AND
                                                    TREASURER

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

            SIGNATURE                    TITLE                    DATE
            ---------                    -----                    ----

                               Chairman of the Board, Chief
           *                   Executive Officer and
_____________________________   Director of TCI (Principal
       JOHN C. MALONE           Executive Officer)

                               President, Chief Operating
           *                   Officer and Director
_____________________________
     LEO J. HINDERY, JR.

                               Director
           *
_____________________________
      JOHN W. GALLIVAN

                               Director
_____________________________
        PAUL A. GOULD

                               Director
           *
_____________________________
       JEROME H. KERN

                               Director
_____________________________
       ROBERT A. NAIFY

                               Director
           *
_____________________________
       DONNE F. FISHER

                               Director
_____________________________
         KIM MAGNESS

                               Director
           *
_____________________________
        J.C. SPARKMAN

                               Senior Vice President and
           *                   Treasurer (Principal
_____________________________   Financial Officer)
    BERNARD W. SCHOTTERS

                               Executive Vice President and
           *                   Controller of TCI
_____________________________   Communications, Inc.
       GARY K. BRACKEN          (Principal Accounting
                                Officer)

   /s/  Stephen M. Brett                                          July 15,
                                                                 1998
*By:____________________

    STEPHEN M. BRETT

    ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                               EXHIBIT
 -------                              -------
   1.1   Form of Underwriting Agreement for Equity Securities.*
   1.2   Form of Underwriting Agreement for Debt Securities.*
   4.1   Form of Senior Indenture.
   4.2   Form of Senior Subordinated Indenture.
   4.3   Form of Subordinated Indenture.
   4.4   Form of Deposit Agreement.
   4.5   Restated Certificate of Incorporation of the Company, dated
         August 4, 1994, as amended on August 4, 1994, August 16, 1994,
         October 11, 1994, October 21, 1994, January 26, 1995, August 3,
         1995, August 3, 1995, January 25, 1996, January 25, 1996, April
         7, 1997, August 28, 1997, December 31, 1997 and December 31,
         1997 (Incorporated herein by reference to Exhibit 3.1 of the
         Company's Annual Report on Form 10-K for the year ended December
         31, 1997 (Commission File No. 0-20421)).
   4.6   Bylaws of the Company as adopted June 16, 1994 (incorporated herein by reference to Exhibit 3.2 of the Company's Annual
         Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Amendment No. 1) (Commission File No.
         0-20421)).
   4.7   Form of Depositary Receipt for Depositary Shares (included in
         Exhibit 4.4).*
   4.8   Specimen Stock Certificate for Tele-Communications, Inc. Series
         A TCI Group Common Stock, par value $1.00 per share
         (incorporated herein by reference to Exhibit 4.3 of Amendment
         No. 1 to the Company's registration statement on Form 8-A which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and
         3) (Commission File No. 0-20421)).
   4.9   Specimen Stock Certificate for Tele-Communications, Inc. Series
         A Liberty Media Group Common Stock, par value $1.00 per share
         (incorporated herein by reference to Exhibit 4.5 of Amendment
         No. 1 to the Company's registration statement on Form 8-A, which was subsequently amended by Form 8-A/A (Amendment Nos. 1, 2 and
         3) (Commission File No.
         0-20421)).
   4.10  Specimen Stock Certificate for Tele-Communications, Inc. Series
         A TCI Ventures Group Common Stock, par value $1.00 per share, of the Company (incorporated herein by reference to Exhibit 4.3 of the Company's registration statement on Form S-8, filed with the
         Commission on November 13, 1997 (No. 333-40141)).
   5     Opinion of Baker & Botts, L.L.P.
  12     Calculation of Ratios of Earnings to Combined Fixed Charges and
         Preferred Stock Dividends of the Company.*
  23.1   Consent of KPMG Peat Marwick LLP.
  23.2   Consent of KPMG Peat Marwick LLP.
  23.3   Consent of KPMG Peat Marwick LLP.
  23.4   Consent of KPMG Peat Marwick LLP.

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                              EXHIBIT
 -------                             -------


  23.5   Consent of KPMG Audit Plc.
  23.6   Consent of Deloitte & Touche LLP.
  23.7   Consent of KPMG Peat Marwick LLP.
  23.8   Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
  24.1   Power of Attorney.*
  25.1   Statement of Eligibility of the Trustee under the Senior
         Indenture, on Form T-1.
  25.2   Statement of Eligibility of the Trustee under the Senior
         Subordinated Indenture, on Form T-1.+
  25.3   Statement of Eligibility of the Trustee under the Subordinated
         Indenture, on Form T-1.+

--------

* Previously filed.
+ To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture
  Act of 1939, as amended, and the rules and regulations prescribed by the Commission thereunder.